UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
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  CITIZENS & NORTHERN CORPORATION
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90-92 Main Street
Wellsboro, Pennsylvania   16901

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD TUESDAY, APRIL 20, 2010

TO OUR STOCKHOLDERS:

Notice is hereby given that the Annual Meeting of the stockholders of Citizens & Northern Corporation (the “Corporation”) will be held at Citizens & Northern Bank, located at 90 Main Street, Wellsboro, Pennsylvania, on Tuesday, April 20, 2010, at 2:00 P.M., local time, for the following purposes:

1.	To elect five Class II directors to serve for a term of 3 years;

2.	To consider and approve the following advisory (non-binding) resolution:

“Resolved, that the shareholders approve the compensation paid to executives of the Corporation pursuant to the policies and procedures employed by the Corporation, as described in the Compensation Discussion and Analysis and tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement.”

3.	To ratify the action of the Board of Directors in the appointment of the firm of ParenteBeard, LLC as independent auditors of the Corporation for the fiscal year ending December 31, 2010;

4.	To consider one shareholder proposal described in the accompany proxy statement, if properly presented at the Annual Meeting of stockholders; and

5.	To transact such other business as may properly be brought before the meeting or any adjournment or adjournments thereof.

Only stockholders of record at the close of business on February 23, 2010 are entitled to notice of, and to vote at, the meeting.  Such stockholders may vote in person or by proxy.

By Order of the Board of Directors,

Jessica R. Brown
Corporate Secretary

March 10, 2010

CITIZENS & NORTHERN CORPORATION
90-92 Main Street
Wellsboro, Pennsylvania   16901

PROXY STATEMENT
Annual Meeting of Stockholders -- April 20, 2010

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Citizens & Northern Corporation to be used at the Annual Meeting of Stockholders of the Corporation to be held on Tuesday, April 20, 2010, at 2:00 P.M. at Citizens & Northern Bank (“C&N Bank”), located at 90 Main Street, Wellsboro, Pennsylvania, and at any adjournment thereof.

We have decided to use the Notice and Access rule adopted by the Securities and Exchange Commission to provide access to our proxy materials over the internet instead of mailing a printed copy of the proxy materials to each stockholder.  As a result, on or about March 10, 2010, we mailed to most stockholders only a Notice of Internet Availability of Proxy Materials that tells them how to access and review the information contained in the proxy materials and how to vote their proxies over the internet.  If you received only this Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you request the materials by following the instructions included in the Notice.

Shares represented by properly completed proxies will be voted in accordance with the instructions indicated thereon unless such proxies have previously been revoked.  If no direction is indicated, such shares will be voted in favor of the election as directors of the nominees named below, in favor of approving in an advisory vote, the Corporation’s executive compensation, in favor of ratifying the selection of ParenteBeard, LLC as our independent auditors, against the shareholder proposal described in this proxy statement if it is properly presented at the meeting, and in the discretion of the proxy holder as to any other matters that may properly come before the Annual Meeting or any adjournment thereof.  A proxy may be revoked at any time before it is voted by written notice to the Secretary of the Corporation or by attending the Annual Meeting and voting in person.

The Corporation will bear the entire cost of soliciting proxies for the Annual Meeting.  In addition to the use of the mails, proxies may be solicited by personal interview, telephone, telegram, e-mail or other electronic means by the Corporation’s directors, officers and employees.  American Stock Transfer & Trust Company, the transfer agent and registrar for the Corporation, will assist in the distribution of proxy materials and the solicitation and tabulation of votes.  Arrangements also may be made with custodians, nominees and fiduciaries for forwarding proxy materials to beneficial owners of stock held of record by such persons, and the Corporation may reimburse such custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

The Board of Directors has fixed the close of business on February 23, 2010 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof.  On the record date, there were outstanding and entitled to vote 12,120,024 shares of common stock.  Common stockholders will be entitled to one vote per share on all matters to be submitted at the meeting.  The presence, in person or by proxy, of stockholders entitled to cast at least 50% of the votes that all stockholders are entitled to cast shall constitute a quorum at the Annual Meeting.  An abstention will be considered present at the meeting for purposes of determining a quorum, but will not be counted as voting for or against the issue to which it relates.  Neither abstentions nor broker non-votes will be counted as votes cast and neither will have any effect on the result of the vote, although both will count toward the determination of the presence of a quorum. The Articles of Incorporation of the Corporation do not permit cumulative voting.

Important Notice About the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on April 20, 2010:  This proxy statement, proxy card and the Corporation’s annual report to shareholders are available at: www.amstock.com/proxyservices/viewmaterials.asp

PRINCIPAL STOCKHOLDERS

Set forth below is certain information on those persons known to us to beneficially own more than five percent of the Common Stock of the Corporation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Title of Class	Name & Address	Amount & Nature of	Percent of Class
	of Beneficial Owner	Beneficial Ownership (1)
Common Stock	Wellington Management Company, LLP	1,161,864	9.59%
	("Wellington Management")
	75 State Street
	Boston, MA 02109
Common Stock	Sandler O'Neill Asset Management, LLC	956,800	7.89%
	780 Third Avenue, 5th Floor
	New York, NY 10017

(1)  All shares beneficially owned as of February 23, 2010.

PROPOSAL 1 -- ELECTION OF DIRECTORS

The Articles of Incorporation of the Corporation provide that the Board of Directors shall consist of not less than five nor more than twenty-five directors and that within these limits the numbers of directors shall be as established by the Board of Directors.  The Board of Directors has set the number of directors at twelve.  The Articles further provide that the Board shall be classified into three classes, as nearly equal in number as possible.  Typically, one class of directors is elected annually, and the term for each Class is typically three years.  Five directors in Class II are to be elected at the Annual Meeting to serve for a three-year term.   It is the intention of the persons named as proxyholders on the enclosed form of proxy, unless other directions are given, to vote all shares which they represent for the election of management’s nominees named in the tabulation below.  Directors are elected by a plurality of the votes cast.   “Plurality” means that the nominees receiving the highest number of votes cast are elected as directors up to the maximum number of directors who are nominated to be elected at the meeting. Any stockholder who wishes to withhold authority from the proxyholders to vote for the election of directors, or to withhold authority to vote for any individual nominee, may do so by marking the proxy to that effect.  Each director elected will continue in office until a successor has been elected.  The Board of Directors recommends a vote “FOR” the election of the nominees listed below, each of whom has consented to be named as a nominee and to serve if elected.  If for any reason any nominee named is not a candidate (which is not expected) when the election occurs, proxies will be voted for a substitute nominee determined by the Board of Directors.

All Directors and Nominees are independent, except for Charles H. Updegraff, Jr., according to the definition of “independent director” under NASDAQ rules, which the Corporation uses to determine independence. The Board of Directors of the Corporation has adopted a written policy for Director Independence, which is available on our website at www.cnbankpa.com by clicking on “Shareholder News”, then “Corporate Governance Policies”, then “Independence Standards”.

The following table sets forth certain information about the director nominees and about the other directors whose terms of office will continue after the Annual Meeting.

Name, Age and Certain Biographical Information	Period of Service as a Director

CLASS II – MANAGEMENT’S NOMINEES FOR A 3 YEAR TERM ENDING 2013:

R. Bruce Haner, 62	Director since 1998

Mr. Haner owned and operated an auto dealership for over 30 years.  He currently is an auto buyer for new car dealers.  Mr. Haner has attended various Pennsylvania Bankers Association, American Bankers Association, and Federal Reserve seminars and workshops.

Susan E. Hartley, 52	Director since 1998

Ms. Hartley has been an Attorney at Law since 1984.  She received her Bachelor\ of Arts from Elmira College, Master of Arts from State University of New York at Buffalo, and Doctorate of Jurisprudence from State University of New York at Buffalo School of Law.

Leo F. Lambert, 56	Director since 2001

Mr. Lambert has been the President and General Manager of Fitzpatrick & Lambert, Inc. since 1978.  Mr. Lambert received his Bachelor of Science from St. Francis College Loretto.  Mr. Lambert has served and continues to serve on many boards within his community.

Edward L. Learn, 62	Director since 1989

Mr. Learn has over 45 years of Management experiences, including 17 years as a Manager for Ralston Purina, Co. Inc. and 25 years as the owner of Learn Hardware & Building Supply.

Leonard Simpson, 61	Director since 1989

Mr. Simpson has been an Attorney at Law since 1975 and Sullivan County District Attorney from 1977 – 1993 and from 2008 until present.  He received his Bachelor of Science from Gettysburg College and his Doctorate of Jurisprudence from Cumberland School of Law, Sanford University.  Mr. Simpson has served and continues to serve on various boards within his local community.

Class III – Continuing Directors with Terms Expiring in 2011:

Dennis F. Beardslee, 59	Director since 1999

Mr. Beardslee has owned and operated Terrace Lanes Bowling Center since 1984.   He received his Bachelor of Arts from Mansfield University.  He serves on several boards within his local community.

Jan E. Fisher, 55	Director since 2002

Ms. Fisher is the Executive Vice President & COO of Laurel Health System and President & CEO of Soldiers & Sailors Memorial Hospital, Wellsboro, PA.  She has over 20 years of Management experience.  She received her Bachelor of Science and Masters in Business Administration.  Ms. Fisher has served and continues to serve on many boards within her local community and industry.

Ann M. Tyler, 65	Director since 2002

Ms. Tyler has been a Certified Public Accountant in her firm of Ann M. Tyler CPA, PC for over 15 years.  Prior to starting her own firm, Ms. Tyler was a Certified Public Accountant with Brodart Company and Parente Randolph for over 9 years.  She received her Bachelor of Arts from Lycoming College.  Ms. Tyler has served and continues to serve on various boards within her community.

Class I – Continuing Directors with Terms Expiring in 2012:

Raymond R. Mattie, 46	Director since 2007

Mr. Mattie has been the President of M & S Conversion Co. Inc. since 1992.  Prior to 1992, Mr. Mattie held various positions within M&S Conversion Co. Inc. since 1979.  Mr. Mattie received his Associates Degree from Williamsport Area Community College.  He serves on various boards within his community.

Edward H. Owlett, III, 55	Director since 1994

Mr. Owlett has been the President & CEO of Putnam Company since 1995.  Mr. Owlett was an Attorney at Law at Owlett & Lewis, PC from 1981 to 2001.  He received his Bachelor of Science from Wharton School of Business and his Doctorate of Jurisprudence from University of Pittsburgh.  He serves on various organizations within his local community.

James E. Towner, 63	Director since 2000

Mr. Towner has over 30 years of experience with Times Shamrock Communications, including 20 years as publisher and his current experience as the General Manager of The Scranton Times.  He has served on several boards within his local community.  He received his Bachelor of Science from Elmira College.

Charles H. Updegraff, Jr., 57	Director since 2007

Mr. Updegraff has been the President and Chief Executive Officer of Citizens & Northern Corporation and Citizens & Northern Bank since January 2010; President and Chief Executive Officer of Canisteo Valley Corporation and First State Bank since May 2008; formerly Executive Vice President and Chief Operating Officer of C&N Bank from May 2007 to January 2010; formerly President & Chief Executive Officer of Citizens Bancorp, Inc. and Citizens Trust Company from1980 to May 2007. He received his Bachelor of Science from Bloomsburg University.  He has attended numerous banking schools.  He has served and continues to serve on various boards in his local community.

CORPORATION’S AND C&N BANK’S EXECUTIVE OFFICERS

The following table sets forth certain information with respect to the current executive officers of the Corporation and C&N Bank.

Name and Position for Last Five Years	Age

Charles H. Updegraff, Jr.	57
President and Chief Executive Officer of the Corporation and C&N Bank since January 2010 and President and Chief Executive Officer of Canisteo Valley Corporation and First State Bank since May 2008; formerly Executive Vice President and Chief Operating Officer of C&N Bank from May 2007 to January 2010; formerly President & Chief Executive Officer of Citizens Bancorp, Inc. and Citizens Trust Company

Dawn A. Besse	58
Executive Vice President and Chief Credit Officer of C&N Bank since August 2008; formerly Executive Vice President and Director of Sales, Service and Employee Development of C&N Bank since August 2000

Harold F. Hoose, III	42
Executive Vice President and Director of Lending of C&N Bank since March 2005; formerly Vice President of C&N Bank since September 2001

Mark A. Hughes	48
Treasurer of the Corporation since November 2000; Executive Vice President and Chief Financial Officer of C&N Bank since August 2000

George M. Raup	56
Executive Vice President and Chief Information Officer of C&N Bank since April 2008; formerly Vice President of Citizens Trust Company

Thomas L. Rudy, Jr.	45
Executive Vice President and Director of Branch Delivery of C&N Bank since February 2004; President of C&N Financial Services Corporation since January 2000

Deborah E. Scott	50
Executive Vice President and Director of Trust Department of C&N Bank since September 1999

SECURITY OWNERSHIP OF MANAGEMENT

The following table shows beneficial ownership of the Corporation’s common stock as of February 23, 2010 by (i) each director of the Corporation, (ii) each executive officer named in the Summary Compensation Table on page 19 and (iii) all directors and executive officers as a group.

	Amount and Nature of	Percent of Class
Name	Beneficial Ownership (1) (2) (3)	(if 1% or Greater)
Dennis F. Beardslee	13,502	--
Jan E. Fisher	11,879	--
R. Bruce Haner	20,415 (4)	--
Susan E. Hartley	8,755	--
Leo F. Lambert	12,831 (5)	--
Edward L. Learn	10,311	--
Craig G. Litchfield	97,774	--
Raymond R. Mattie	10,207
Edward H. Owlett, III	10,966	--
Leonard Simpson	35,441 (6) (7)	--
James E. Towner	14,480	--
Ann M. Tyler	11,296	--
Charles H. Updegraff, Jr.	69,172	--
Harold F. Hoose, III	14,274	--
Mark A. Hughes	32,483	--
Deborah E. Scott	24,063	--
Directors and Executive Officers as a Group (19 Persons)	442,789	3.65%

(1)
Pursuant to the regulations of the Securities and Exchange Commission, an individual is considered to “beneficially own” shares of common stock if he or she directly or indirectly has or shares (a) the power to vote or direct the voting of the shares; or (b) investment power with respect to the shares, which includes the power to dispose of or direct the disposition of the shares.  Unless otherwise indicated in a footnote below, each individual holds sole voting and investment authority with respect to the shares listed.

(2)
An individual is deemed to be the beneficial owner if he or she has the right to acquire shares within 60 days through the exercise of any option.  Therefore, the following stock options that are exercisable within 60 days after February 23, 2010 are included in the shares above: Mr. Beardslee, 4,306 shares; Mrs. Fisher, 3,769 shares; Mr. Haner, 3,358 shares; Ms. Hartley, 3,769 shares; Mr. Lambert, 3,769 shares; Mr. Learn, 3,769 shares; Mr. Litchfield, 49,324 shares; Mr. Mattie, 1,341 shares; Mr. Owlett, 4,834 shares; Mr. Simpson, 3,886 shares; Mr. Towner, 3,484 shares; Ms. Tyler, 3,769 shares; Mr. Updegraff, 7,483 shares; Mr. Hoose 9,834 shares; Mr. Hughes, 19,918 shares; and Mrs. Scott, 18,053 shares.

(3)
Includes the following restricted stock awards granted under the Corporation’s Stock Incentive Plan and Independent Director Stock Incentive Plan: Mr. Beardslee, 82 shares; Mrs. Fisher, 82 shares; Mr. Haner, 82 shares; Ms. Hartley, 82 shares; Mr. Lambert, 82 shares; Mr. Learn, 82 shares; Mr. Mattie, 82 shares; Mr. Owlett, 82 shares; Mr. Simpson, 82 shares; Mr. Towner, 82 shares; Ms. Tyler, 82 shares; Mr. Updegraff, 315 shares; Mr. Hoose 230 shares; Mr. Hughes, 321 shares; and Mrs. Scott, 238 shares.   All of the restricted awards to the directors, with the exception of Mr. Updegraff, vest ratably over a three-year period.  Restricted awards to the executive officers, including Mr. Updegraff, include 2009 and 2008 awards that have a performance condition in addition to a requirement for continued employment.   One-third of the total shares are distributed on the anniversary date of the award based on the Corporation’s attainment of a Performance Target of 100% or more of the Peer Group’s average return on equity (as defined by the Compensation Committee of the Board of Directors) for the four quarters ending the third quarter of each calendar year following the award date.  The Performance Target requirement continues until all Restricted Shares awarded are distributed, expired or forfeited.  If all Restricted Shares awarded are not distributed within the ten (10) year period following the date of the award, they shall expire and revert back to the Corporation.  Recipients have the right to vote all restricted shares.

(4)	Includes 2,756 shares being pledged as security on borrowing facilities with C&N Bank.
(5)	Includes 176 shares held in a SEP-IRA Plan for the benefit of Mr. Lambert’s retirement plan.
(6)	Includes 4,596 shares held in a SEP-IRA Plan for the benefit of Mr. Simpson’s retirement plan.
(7)	Includes 25,997 shares being pledged as security on borrowing facilities with C&N Bank.

BOARD OF DIRECTORS COMMITTEES, LEADERSHIP
STRUCTURE AND ATTENDANCE

Members of the Corporation’s Board of Directors are elected by the shareholders.  In selecting nominees for the shareholders’ consideration, the Board attempts to identify individuals with appropriate business, legal and other skills and knowledge that are essential to providing oversight of the Corporation’s affairs, and who demonstrate a passion for promoting and enhancing the Corporation’s financial performance and its service to the communities within our marketplace.  In evaluating candidates, the Board considers diversity of educational and business background and experiences, taking into account the experience “mix” of current directors as well as that of the candidates.   Also, the Board attempts to ensure that we maintain reasonable diversification of directors by geographic area throughout our marketplace.  The nominating process is described in more detail in the “Governance and Nominating Committee” section that follows below.

In 2009, there were 13 members of the Corporation’s Board of Directors, including 11 independent directors and 2 directors who were also members of management.  The non-independent directors were Mr. Litchfield (the Chief Executive Officer) and Mr. Updegraff (who was Executive Vice President and Chief Operating Officer in 2009 and who was appointed Chief Executive Officer, effective January 1, 2010).  Mr. Litchfield also served as Chairman of the Board, until his retirement, effective December 31, 2009.  Mr. Litchfield and Mr. Updegraff each have a great deal of experience working in executive roles in the banking industry, and Mr. Updegraff has been acting as the leader and facilitator of Board meetings subsequent to Mr. Litchfield’s retirement.  Throughout 2009, it was the Board’s consensus that it was advantageous to have an individual with extensive banking industry experience fill the dual roles of Chief Executive Officer and Chairman of the Board.  The Chairman of the Board position is presently unfilled, and the Board is in the process of evaluating how the role should be filled on a permanent basis.

The Board attempts to ensure that thorough, open and honest discussions take place at all full-Board and committee meetings, and that all of the directors are sufficiently informed about each matter that arises so as to take appropriate actions.  The chair of the Executive Committee serves as the “Lead Director,” whose role is to preside over Executive Sessions and other Independent Director’ Meetings of the Board ( meetings with no members of management present), and who is responsible for communicating the independent directors thoughts, issues or concerns to the Chief Executive Officer.  Mr. Towner presently serves as Lead Director, and also served in that role throughout 2009.

Both the Corporation’s and C&N Bank’s by-laws provide that the Board may create any number of committees of the Board as it deems necessary or appropriate from time to time.

Directors’ Attendance.  The Board of Directors of the Corporation met eighteen times and the Board of Directors of C&N Bank met fourteen times in 2009.  The Board of Directors also held seven Executive Sessions and Independent Directors Meetings in 2009.  The Executive Sessions include only members of the Board of Directors and the Independent Directors Meetings include only non-employee members.  All of the directors attended at least 75% or more of the meetings of the Board of Directors of the Corporation and of the board committees on which he or she served.

Although the Company does not have a formal policy with respect to Board member attendance at the Annual Meeting of Stockholders, each member is encouraged to attend the Annual Meeting.  All Directors attended the Annual Meeting of Stockholders held in April 2009.

Executive Committee of the Corporation.  The Corporation has an Executive Committee whose purpose is to monitor and oversee the Corporation’s management succession plan and leadership development processes, review and provide advice and counsel to the CEO regarding the Corporation’s strategic plan, mission, goals and objectives and action plans as well as various other matters and to act on behalf of and with full authority of the Board of Directors in matters that may arise between the regular monthly meetings of the Board, which require immediate Board level action. This committee includes the following members of the Board of Directors: R. Bruce Haner, Leo F. Lambert, Edward H. Owlett, III, Leonard Simpson, James E. Towner, Charles H. Updegraff, Jr. and Craig G. Litchfield (until his retirement on December 31, 2009).  During 2009, the Executive Committee held seven meetings.

Governance and Nominating Committee.  The purpose of the Governance and Nominating Committee is to establish criteria for Board member selection and retention, identify individuals qualified to become Board members, and recommend to the Board the individuals to be nominated and re-nominated for election as directors.  This committee is also responsible for reviewing and reporting to the Board periodically on matters of corporate governance. This committee consists of the following six members of the Board of Directors: Dennis F. Beardslee, Jan E. Fisher, R. Bruce Haner, Susan E. Hartley, Edward H. Owlett, III, and Leonard Simpson. During 2009, the Governance and Nominating Committee held three meetings.

All members of the Governance and Nominating Committee are independent directors within the meaning of Rule 5605 of NASDAQ.  The Board of Directors of the Corporation has adopted a written charter for the Governance and Nominating Committee, which is available on our website at www.cnbankpa.com by clicking on “Shareholder News”, then “Corporate Governance Policies”, then “Governance and Nominating Charter”.

Qualifications considered by the Governance and Nominating Committee in assessing director candidates include but are not limited to the following:
•
An understanding of the business and financial affairs and the complexities of a business organization.  A career in business is not essential, but the candidate should have a proven record of competence and accomplishments and should be willing to commit the time and energy necessary to fulfill the role as an effective director;

•	A genuine interest in representing all of Citizens & Northern’s stakeholders, including the long-term interest of the shareholders;
•	A willingness to support the Values, Mission and Vision of Citizens & Northern;
•	An open-mindedness and resolve to independently analyze issues presented for consideration;
•	A reputation for honesty and integrity;
•	A high level of financial literacy (i.e., the ability to read financial statements and financial ratios, and a working knowledge and familiarity with basic finance and accounting practices);
•
A mature confidence and ability to approach others with self-assurance, responsibly and supportively.  Candidates should value Board and team performance over individual performance.  Candidates should be able to raise tough questions in a manner that encourages open discussions. Additionally, a candidate should be inquisitive and curious and feel a duty to ask questions of management.

•	The ability, capacity, and willingness to serve as a conduit of business referrals to the organization;
•	Independence as defined by the NASDAQ Stock Market; and
•	Residency in the geographically defined market area of Citizens & Northern with emphasis placed on maintaining representation throughout the market area.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Governance and Nominating Committee may also consider such other factors as it may deem are in the best interests of the Corporation and its stockholders and such factors may change from time to time.  The Governance and Nominating Committee does, however, believe it appropriate that at least one director meet the criteria for “audit committee financial expert” as defined by the SEC rules, even though no one currently meets this criteria, and that a majority of the Board members meet the definition of “independent director” under NASDAQ rules.

The Committee identifies nominees by first evaluating the current directors who are willing to continue in service.  If any member of the Board does not wish to continue service or the Board determines not to re-nominate a current director for re-election, the Governance and Nominating Committee identifies the desired skills and experience of a new nominee in light of the criteria above.  The Committee evaluates each individual candidate in the context of the Board as a whole, with the objective of recommending a group containing a broad array of diverse experience.  The evaluation procedure for candidates recommended by the stockholders would be the same as is done for those recommended by the Board of Directors and management.  The Committee recommends a director nominee to the Board, and the Board makes the final determination as to the nominees who will stand for election.

Current members of the Board of Directors are polled for suggestions as to prospective candidates meeting criteria for the Governance and Nominating Committee.  The Committee has the prerogative to employ and pay third party search firms, but to date has not done so.

Executive Committee.   C&N Bank has an Executive Committee including the following  members of the Board of Directors: R. Bruce Haner, Leo F. Lambert, Edward H. Owlett, III, Leonard Simpson, James E. Towner, Charles H. Updegraff, Jr. and Craig G. Litchfield (until his retirement on December 31, 2009),   The function of this committee is to monitor and oversee the Bank’s management succession plan and leadership development processes, review and provide advice and counsel to the CEO regarding C&N Bank’s strategic plan, mission, goals and objectives and action plans and other matters, as well as recommend policies and procedures.  During 2009, the Executive Committee held ten meetings.  The Committee also held one Executive Session in 2009.

Trust Investment Committee.  The Trust Investment Committee of C&N Bank, which met five times in 2009, consists of six members of the Board of Directors; namely, Dennis F. Beardslee, Susan E. Hartley, Edward L. Learn, Raymond R. Mattie, Leonard Simpson, and Charles H. Updegraff, Jr.  Deborah E. Scott, Executive Vice President and Senior Trust Officer of the Bank, is also a member of this committee, which determines the policy and investments of the Trust Department, the acceptance of all fiduciary relationships and relinquishments of all fiduciary relationships.

Finance and Loan Committee.   C&N Bank has a Finance and Loan Committee including the following members of the Board of Directors: Dennis F. Beardslee, Susan E. Hartley, Leo F. Lambert, Edward L. Learn, Raymond R. Mattie, Edward H. Owlett, III, Leonard Simpson, Ann M. Tyler, Charles H. Updegraff, Jr. and Craig G. Litchfield (until his retirement on December 31, 2009).  The primary purpose of this committee is to evaluate and act on loan requests that exceed management’s lending authority.  During 2009, the Finance and Loan Committee held one meeting.

Asset Liability Committee.   The Corporation’s Asset Liability Committee consisted of Board members, Jan E. Fisher, Susan E. Hartley, Craig G. Litchfield (until his retirement on December 31, 2009), Raymond R. Mattie, Edward H. Owlett, III, Ann M. Tyler and Charles H. Updegraff, Jr., as well as Mark A. Hughes, the Corporation’s Treasurer and Chief Financial Officer.  The Corporation’s Asset Liability Committee met four times, during 2009.  The purpose of the committee is to stabilize and improve profitability by balancing the relationship between risk and return over an extended period of time and to function as an investment committee.

Compensation Committee.  The Compensation Committee of C&N Corporation, which held six meetings in 2009, consists of the following six independent members of the Board of Directors:  Jan E. Fisher, R. Bruce Haner, Leo F. Lambert, Edward H. Owlett, III, Leonard Simpson and James E. Towner.  The purpose of the committee is to discharge the responsibilities of the Board of Directors relating to compensation of the executive officers and to provide oversight of the Bank’s compensation, benefit, perquisite and employee equity programs.

The Board of Directors of C&N Corporation has adopted a written charter for the Compensation Committee, which is available on our website at www.cnbankpa.com.   Click on “Shareholder News”, then “Corporate Governance Policies”, then “Compensation Committee Charter of C&N Corp.”.

Audit Committee.  The Audit Committee of the Corporation, which held four meetings in 2009, consists of five independent members of the Board of Directors.  The members of the Committee are R. Bruce Haner, Leo F. Lambert, Edward H. Owlett, III, James E. Towner and Ann M. Tyler.  In addition to the four meetings of the Audit Committee, the chairman and a rotating member of the Committee met with representatives of ParenteBeard, LLC, C&N Bank’s internal audit department and management in May, August and November, 2009 to discuss the Corporation’s quarterly 10-Q filings.  Also, the chairman met with the representatives of ParenteBeard, LLC, C&N Bank’s internal audit department and management in December 2009 to discuss planning for the independent audit of the December 31, 2009 financial statements.  There was also a meeting of the full Audit Committee held in March 2009 to discuss the Corporation’s 10-K filing for the year ended December 31, 2008. The primary function of the Audit Committee is to review the internal audit program as performed by the internal auditors, recommend to the Board of Directors the independent auditors for the year, and review the examinations and reports from those persons.   None of the members of the Audit Committee meet the definition of “Audit Committee financial expert” as defined in the rules adopted by the Securities and Exchange Commission.  The Board of Directors has determined that each of the present members of the Audit Committee have sufficient knowledge and experience in financial matters to effectively perform their duties.

The Board of Directors of the Corporation has adopted a written charter for the Audit Committee, a copy of which is attached hereto as Appendix A.  The current Audit Committee Charter is also available on our website at www.cnbankpa.com.   Click on “Shareholder News”, then “Corporate Governance Policies”, then “Audit Committee Charter of C&N Corp”.  The policies and procedures for pre-approval of engagements for non-audit services are included in the Charter.

The following table sets forth information concerning fees paid to ParenteBeard, LLC for the years ended December 31, 2009 and 2008.  All services provided by ParenteBeard, LLC in 2009 and 2008 were pre-approved by the Audit Committee, or approved by management and ratified by the Audit Committee, consistent with the limits provided for in the Charter.

	Fiscal Years Ended
	December 31,
	2009	2008
Audit Fees
Audit of Annual financial statements and
Audit of internal control over financial reporting
and reviews of Quarterly financial statements	$193,830	$180,021

Audit-Related Fees
Audits of employee benefit plans	19,600	18,700
Due diligence and other services related	46,088
to registration of equity instruments

Tax Fees
Preparation of Corporate tax returns	10,548	10,000
Preparation of retired employee tax returns	4,715	4,715
Preparation of Citizens Bancorp, Inc. tax returns		3,800
and related assistance

Other Fees
Accounting consultation fees	17,474	7,268

Aggregate of all fees billed to the Corporation
by ParenteBeard, LLC	$292,255	$224,504

AUDIT COMMITTEE REPORT

On February 25, 2010, the Audit Committee of the Board of Directors reviewed and discussed the audited financial statements dated December 31, 2009 with management.  They also have discussed with ParenteBeard, LLC, the independent registered public accounting firm of the Corporation, the matters for discussion as specified by AICPA Statement of Auditing Standards No. 61, as amended.  The Audit Committee has received from ParenteBeard, LLC the written communications required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees” and has discussed with ParenteBeard, LLC, its independence.  Based on its review and discussions referred to above, the Committee has recommended to the Board of Directors that the audited financial statements be included in the Corporation’s annual report on Form 10-K for the fiscal year ended December 31, 2009 for filing with the Securities and Exchange Commission.

Members of the Audit Committee,

Edward H. Owlett, III, Chairman	James E. Towner
R. Bruce Haner	Ann M. Tyler
Leo F. Lambert

STOCK OWNERSHIP GUIDELINES

The Board of Directors has not adopted formal guidelines for stock ownership by directors, but the Board encourages directors to increase their ownership over time.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Haner, Lambert, Owlett, Simpson, Towner and Mrs. Fisher served as members of the Compensation Committee during 2009 and none of them was an officer or employee of the Corporation or any of its subsidiaries during that time.  There are no interlocking relationships, as defined in regulations of the SEC, involving members of the Compensation Committee.

COMPENSATION DISCUSSION & ANALYSIS

OVERVIEW OF THE EXECUTIVE COMPENSATION PROGRAM

The Corporation’s executive compensation program includes a number of fixed and variable compensation and benefit components, typical of programs among comparable community banking and financial services companies in our local and regional marketplace.

The program is designed to provide participating executives with an industry-competitive level of total compensation when their collective and individual performances meet or exceed the goals approved by the Board of Directors.

We participated in the Troubled Asset Relief Program Capital Purchase Program (“TARP”) established under the Emergency Economic Stabilization Act of 2008 (the “EESA”) pursuant to which, on January 16, 2009, the U.S. Department of the Treasury (“Treasury”) invested $26.44 million in our preferred stock and warrants.  Participation in the TARP required that we implement certain restrictions and limitations on executive compensation. Additionally, on February 17, 2009, President Obama signed into law the American Recovery and Reinvestment Act of 2009 (the “ARRA”), which amended the EESA by, among other things, directing Treasury to issue regulations implementing strict limitations on compensation paid or accrued by financial institutions, like us, participating in the TARP Program.  Treasury issued the applicable implementing regulations, which became effective June 15, 2009, called “TARP Standards for Compensation and Corporate Governance.” The limitations provided for in the implementing regulations are generally as follows: (1) limits on compensation that exclude incentives for senior executive officers (SEOs, who are the same persons identified as “Names Executive Officers” in the Executive Compensation tables) to take unnecessary and excessive risks that threaten the value of the Corporation; (2) provision for the recovery of any bonus, retention award, or incentive compensation paid to a SEO or the next twenty most highly compensated employees based on materially inaccurate statements of earnings, revenues, gains, or other criteria; (3) prohibition on making any golden parachute payments to a SEO or any of the next five most highly compensated employees; (4) prohibition on the payments or accrual of bonus, retention awards, or incentive compensation to the five most highly compensated employees of the Corporation, subject to certain exceptions for payments made in the form of restricted stock; (5) prohibitions on employee compensation plans that would encourage manipulation of earnings reported by the Corporation to enhance an employee’s compensation; (6) establishment of a compensation committee of independent directors to meet semi-annually to review employee compensation plans and the risks posed by these plans to the Corporation; (7) adoption of an excessive and luxury expenditure policy; (8) disclosure of perquisites offered to SEOs and certain highly compensated employees; (9) disclosure related to compensation consultant engagement; (10) prohibition on tax gross-ups to SEOs and certain highly compensated employees; (11) compliance with Federal securities rules and regulations regarding the submission of non-binding resolutions on SEO compensation to shareholders; and (12) establishment of the Office of the Special Master for TARP Executive Compensation (Special Master) to address the application of these rules, to TARP recipients and their employees.  The implementation regulations also establish compliance reporting and recordkeeping requirements regarding the rule’s executive compensation and corporate governance standards.

COMPENSATION PHILOSOPHY AND PROGRAM OBJECTIVES

We believe that the compensation program for executives should directly support the achievement of specific annual, longer-term and strategic goals of the business, and, thereby, align the interests of executives with the interests of our shareholders.

The current program provides sufficient levels of fixed income, in the forms of base salary and health and welfare benefits, to attract high caliber executive talent to the organization.  It also provides annual and longer-term incentive opportunities to encourage specific performance and to reward the successful efforts of executives.

The incentive opportunities are structured to produce a performance-leveraged program format in which executives may derive as much as 30% to 40% of their total compensation over time, depending on their role in the organization, from short and longer-term incentive opportunities, but only when performance targets are met on a consistent basis and subject to appropriate controls to ensure management is not incented to take excessive risk as well as our current limitations as a TARP participant.

We believe that the features and composition of the current program provide a total compensation package for executive officers that is competitive in our marketplace, but weighted toward variable pay based on corporate and individual performance, and which contributes to the creation of shareholder value.

PROGRAM MANAGEMENT

The Compensation Committee (“the Committee”) of the Board of Directors has primary responsibility for the design and administration of the executive compensation program.  It reviews the make-up and administration of the executive compensation program throughout the year in light of changing organization needs and operating conditions and changing trends in industry practice.  In evaluating program effectiveness, the Committee utilizes information from management and the services of an outside consultant.  Strategic Compensation Planning, Inc. of Malvern, PA is the Committee’s consultant on executive and director compensation matters.

The Committee currently consists of six (6) directors, all of whom qualify as independent members of the Board.   Jan E. Fisher serves as Chair of the Committee.  R. Bruce Haner, Leo F. Lambert, Edward H. Owlett, III, Leonard Simpson, and James E. Towner also serve on the Committee.

Role of Executive Management in the Pay Decision Process.  The Committee is responsible for recommending compensation related decisions to the Board of Directors for final approval.  In formulating its recommendations, the Committee will regularly seek information about the performance of the business, organization staffing requirements and the performance levels of incumbent executives from the Chief Executive Officer.  It will also utilize the services of the Company’s Chief Financial Officer and, as circumstances suggest, other officers of the Company.  The Committee weighs the information provided by officers carefully, especially the recommendations of the Chief Executive Officer on decisions affecting subordinate executives, but ultimately makes its decisions and formulates recommendations for Board approval independently.

Program Review and Pay Decision Process.  During the Fall of a calendar year, the Committee (1) receives base salaries and annual and long-term incentive information on current executive compensation levels in the industry and industry program practices provided by its compensation consultant, (2) conducts a comprehensive review of the compensation program structure and provisions, and (3) considers salary and benefit adjustments and incentive awards for executives.

After examining the information provided by its outside consultant, the Committee determines (1) if the content and structure of the compensation program is still competitive, (2) if the current provisions remain consistent with the Corporation’s overall pay philosophy, and (3) if the compensation program continues to support achievement of business objectives.

After deciding on the program structure for the coming calendar year, the Committee will examine the current compensation and benefit levels of incumbent executives in light of their continuing or changing roles in the business, the assessments of their individual performances by the Chief Executive Officer, and industry practice trends.  The performance of the Chief Executive Officer is reviewed and appraised by the Committee with input from a questionnaire provided to all Directors.

Based on the information gathered about each executive, the Committee will formulate recommendations on possible salary adjustments for executives during the coming calendar year.  It will also determine annual incentive awards for executives based on results achieved against goals and objectives defined at the beginning of the year, and it will determine appropriate longer-term incentive awards, usually in the form of stock options and restricted stock grants.

These recommendations will be presented to the full Board of Directors for consideration, usually in December, prior to the beginning of the new fiscal (calendar) year.

As incentive awards for the year ending are calculated, the Committee is also working with the Chief Executive Officer to construct executive performance plans for the coming calendar year (the new fiscal year).  The Committee will formulate their recommendations on performance goals and award opportunities for Board consideration and approval.

The Committee may be called upon to consider pay related decisions from time to time throughout the calendar year as executives are reassigned or new executives join the organization.  In these instances, the Committee will review all aspects of the executive’s compensation including base salary level, annual incentive opportunities, longer-term incentive awards, participation in special benefit plans, and employment contract provisions, if applicable.

Pay Decision Factors and Considerations. The following factors typically influence Committee recommendations on pay and benefits for executives:

•
Salary: executive’s overall performance during the year ending, changes in organization role and scope of responsibility, current salary in relation to the position’s market value, any significant changes in the industry’s pay practices for comparable positions.

•	Annual Incentive Awards: competitive industry practice with respect to size of awards, actual performance (achievement) against goals and objectives assigned at the beginning of the fiscal year.

•
Longer-term Incentive Awards: competitive industry practice with respect to size of awards and the typical “mix” of stock options, restricted shares and other forms of equity-based grants, recent performance of the Corporation and the individual executive and shareholder concerns about dilution and overhang.

•
Perquisites: the needs of the executive’s position, i.e., frequency of need to travel to other Corporation locations, or to meet with Corporation clients and prospective clients, and competitive industry practices for comparable executive roles.

•
Employment Contracts:  Charles H. Updegraff, Jr. was the only executive officer with an employment contract. It terminated December 31, 2009.  Mr. Updegraff’s employment contract was originally with Citizens Bancorp, Inc., which the Corporation assumed by merger on May 1, 2007. The Committee will authorize employment agreements if it determines that the agreements will serve Corporation needs for confidentiality about business practices and plans and preservation of the customer base (noncompetition and nonsolicitation provisions) and competitive industry practices.

•
Comparator Base: The Basis for Defining Competitive Compensation Levels and Practices.  The types and levels of compensation included in the executive compensation program are consistent with current features and programming trends among similar size and type organizations in the Corporation’s local and regional marketplace.

Annually, the Committee asks its outside consultant to review survey reports on national and regional compensation practice within the Corporation’s industry group, focusing on pay levels and practices among Community Banking and Diversified Financial Services institutions based in the Mid-Atlantic Region and having between $1Billion and $2Billion of assets.  This range of institutions includes banking companies that are somewhat smaller and somewhat larger than the Corporation.  The asset range will be modified from time to time as the Corporation’s operating circumstances change.  For the 2009 program planning review, the outside consultant selected the following institutions in Pennsylvania, New York, and New Jersey to serve as a peer group (the “Peer Group”):

ACNB Corp.	Financial Institutions, Inc.
Alliance Financial Corp.	First Chester County Corp.
AmeriServ Financial, Inc.	First National Community Bancorp
Arrow Financial Corp.	Northfield Bancorp, Inc.
Canandaigua National Corp.	Orrstown Financial Services, Inc.
CNB Financial Corp.	Parkvale Financial Corp.
ESB Financial Corp.	Univest Corp. of Pennsylvania
ESSA Bancorp, Inc.	VIST Financial Corp.

PROGRAM COMPONENTS

There are six (6) elements in the current executive compensation program:

1.   Base Salary.  Base salary opportunities are established taking into consideration the median level of industry practice within the Peer Group for comparable jobs.   Within the defined competitive range, an executive’s salary level is based initially on his/her qualifications for the assignment and experience in similar level and type roles.  Ongoing, salary adjustments reflect the individual’s overall performance of the job against organization expectations and may also reflect changes in industry practices.  For most executive positions, salary will ordinarily provide at least 60% - 70% of total annual compensation, when considering the value of short-term and long-term incentive awards and benefits provided by the organization.

2.   Health and Welfare Benefits.  Executives participate in the Corporation’s qualified health and welfare benefits programs on the same terms and conditions as all other employees of the Corporation.

3.   Annual Performance Incentives.  The annual performance Incentive Award Plan provides participating executives with opportunities to earn additional cash compensation in a given year when corporate and business unit operating results and individual performance contributions meet or exceed established thresholds of acceptable achievement.  As a TARP participant, the Corporation was not permitted to pay annual cash incentives to the SEOs for 2009 performance, and no such payments were made.  When available, these awards can provide as much as approximately 40% of an executive’s total annual compensation when target levels of performance are achieved.  For 2008, corporate performance was measured based on return on average equity and core earnings growth, as defined, over the prior year’s level. For 2007, corporate performance was based on return on average assets and core earnings growth.  Business unit goals vary based on the nature of the unit, but, where applicable, would include such items as loan and deposit growth, and non-interest income. The Committee, in its discretion, may adjust award payments under the Incentive Award Plan based on extraordinary circumstances, conflicts with long-term financial and development objectives, or below standard individual participant performance.  All awards under the Incentive Award Plan are paid in cash as soon as it is practical after the end of a plan year.

4.   Longer-term Performance Incentives.  Executives are eligible to participate in longer-term incentive award plans established to focus their efforts on the strategic directions and goals of the business and incent ownership in the Corporation, promoting a vested interest in the Corporation’s long-term success. Prior to participation in TARP, awards were made in the form of qualified options (“Incentive Stock Options,” as defined in the Internal Revenue Code), nonqualified options, stock appreciation rights or restricted stock.  All awards granted have been Incentive Stock Options or restricted stock.  As a TARP participant, awards to the five most highly compensated employees of the Corporation may be made only in restricted stock, subject to limitations, and no awards may be made of Incentive Stock Options, nonqualified options or stock appreciation rights to these individuals.

Equity Grant Plans.  Our 1995 Stock Incentive Plan, as most recently amended by shareholder vote on April 15, 2008, authorizes us to grant options to purchase shares of common stock and to make restricted stock grants to our employees. The Committee is the administrator of the Stock Incentive Plan.  Stock option or restricted stock grants may be made at the commencement of employment and from time to time to meet other specific retention or performance objectives.  Subject to the limitations associated with TARP participation, the Committee reviews and recommends approval of stock option and restricted stock awards to executive officers based upon its assessment of individual performance, a review of the executive’s existing long-term incentives, and retention considerations.  Peer Group data regarding stock-based compensation has not reflected much consistency among the financial institutions.  Periodic grants of stock options or restricted stock are made at the discretion of the Committee to eligible employees and, in appropriate circumstances, the Committee considers the recommendations of the Chief Executive Officer.  In years when stock options were granted, the Board of Directors has typically approved stock option grants at its late December meeting, with grants to be effective on the second stock trading day of January in the following year. The average of the high and low price of the Corporation’s stock on the first trading day is used as the exercise price for the option grants.  Generally, employee stock option grants vest six (6) months after the grant date, and generally expire 10 years after the grant date.  Restricted stock grants made in 2007 and previous years vest at the rate of one-third each year for three (3) years following the grant date and are subject to continued employment with the Corporation.  Restricted stock awards made in January 2009 and 2008 include a performance condition, as well as a requirement for continued employment.  One-third of the total shares are distributed on the anniversary date of the award based on the Corporation’s attainment of a Performance Target of 100% or more of the Peer Group’s average return on equity (as defined by the Committee) for the four quarters ending the third quarter of each calendar year following the award date.  The Performance Target requirement continues until all Restricted Shares awarded are distributed, expired or forfeited.  If all Restricted Shares awarded are not distributed within the ten (10) year period following the date of the award, they shall expire and revert back to the Corporation.  In December 2009, the Committee determined that the 2009 Performance Target requirements had not been met, and therefore there was no vesting of January 2009 and 2008 Restricted Shares.  Incentive stock options and restricted stock grants also include certain other terms necessary to assure compliance with the Internal Revenue Code of 1986, as amended.  A total of 850,000 shares of common stock may be issued under the Stock Incentive Plan.  As of December 31, 2009, a balance of 461,103 shares is available for issuance.

The Committee recommended to the Board and the Board authorized the awarding of stock options and restricted stock to executives and certain employees on specific dates in January 2002 through January 2009, except for 2006, when no options or restricted shares were granted.    The timing of grants has not been tied to the release of negative or positive material information about the Corporation.  Prior to the January 2002 awards, options were awarded from time to time, as recommended by the Committee and approved by the Board.  No formal structured program of granting annual awards had been developed prior to 2001.

The Corporation has not established a policy regarding executive ownership of company stock and/or retention guidelines applicable to equity awards to executives.

5.   Nonqualifed Benefits and Perquisites.  These provisions include participation in a supplemental retirement income plan (SERP) as well as, in many instances, use of a company-provided automobile.  In a few instances, the company pays a portion of an executive’s membership dues for a golf or social club, when such membership can facilitate the conduct of business with clients.  In 2009, the Corporation adopted an “Excessive or Luxury Expenditure Policy,’ which is available on our website at www.cnbankpa.com.   Click on “Shareholder News”, then “Corporate Governance Policies”, then “Excessive or Luxury Expenditure Policy”.

The SERP is intended to replace some of the benefits lost by executives under Federally mandated restrictions on retirement income benefits to highly compensated employees under qualified retirement income plans like pensions and 401(k) plans.  The Corporation’s SERP provides a retirement benefit to participants who retire after attaining age 55, with 5 years of service.  Participants vest earlier than age 55 in the event of disability, death or if the Corporation is acquired.  Annual contributions to the SERP are at the discretion of the Board of Directors, and the Board may terminate the SERP at any time.  The SERP is described in more detail in a later section of this Proxy Statement.

6.   Employment Contracts and Change of Control Agreements.  At present and contrary to prevailing industry practices, the Corporation does not offer formal employment contracts to any of its executives.  The Corporation had an employment contract with Charles H. Updegarff, Jr., which expired December 31, 2009.  It may choose to offer such employment arrangements to current or future executives as circumstances warrant.

A select group of senior executives, including the Named Executive Officers, have Change of Control agreements with the Corporation.  In the event that any of these executives is terminated following a Change of Control, they would receive a severance benefit equal to one (1) times their annual base salary rate at the time of termination.  They would also be eligible for continued coverage under the Corporation’s health and welfare benefit plans for eighteen (18) months, as permitted under law and carrier contract. None of the Named Executive Officers have a commitment from the Corporation for a tax gross-up payment in the event that their severance benefits following a change in control exceed the deduction limits under IRS Code Section 4999.  Payments under the Change of Control agreements may be prohibited, depending on circumstances, by restrictions on golden parachute payments applicable to TARP recipients.

RECENT ACTIONS: 2009 AND FIRST QUARTER 2010

During 2009 and the first quarter of 2010, the Corporation, through the Committee and Board of Directors, has made a number of important decisions regarding executive compensation.  The most important actions are summarized here.

Base Salaries.  Charles H. Updegraff, Jr. was named Chief Executive Officer effective January 1, 2010, at a salary of $301,133.  Mr. Updegraff was also awarded 9,125 shares of restricted stock, which vest over a period of 3-years, subject to the requirements that the restricted shares may not vest until the Corporation has redeemed its preferred stock issued under the TARP Program.  At the beginning of 2010, the other continuing executives received modest salary increases based on evaluations of corporate and individual performances and prevailing industry practices for comparable positions. The salary of the Chief Financial Officer increased in January 2010 by 4% to a level of $200,700.

Annual Incentives.   Prior to participation in TARP, the Board had established a series of annual Corporate, Business Unit and Individual goals for each Named Executive Officer whereby each Named Executive Officer could receive an annual cash bonus equal to a percentage of base salary, depending upon achievement of performance goals. The following were the target, maximum, and actual percentages of base salary paid to the Named Executive Officers related to their performance in 2008 and 2007:

		Target	Maximum	Actual
Name	Year	Percentage	Percentage	Percentage

Craig G. Litchfield
	2009	N/A	N/A	N/A
	2008	32%	48%	31.9%
	2007	40%	60%	0.0%
Mark A. Hughes
	2009	N/A	N/A	N/A
	2008	24%	36%	23.9%
	2007	30%	45%	0.0%
Charles H. Updegraff, Jr.
	2009	N/A	N/A	N/A
	2008	24%	36%	23.9%
	2007	25%	38%	0.0%
Deborah E. Scott
	2009	N/A	N/A	N/A
	2008	20%	30%	17.6%
	2007	25%	38%	0.0%
Harold F. Hoose, III
	2009	N/A	N/A	N/A
	2008	20%	30%	18.3%
	2007	25%	38%	0.0%

N/A - Not applicable.  Since the Corporation has outstanding preferred stock issued to the U.S. Treasury under the TARP program, annual cash bonuses may not be paid to the Named Executive Officers.  Accordingly, there were no such bonuses paid based on 2009 performance.

Longer-term Incentives.  Subject to limitations associated with TARP participation, the Committee utilizes equity grants as an incentive to drive future performance.   Except for the award to Mr. Updegraff described above, there were no grants made for 2009 performance.

Nonqualified Benefits and Perquisites.  No changes have been made to existing participation practices or benefit levels in current program offerings.

Employment Contracts and Change of Control Agreements.  No substantial changes in the Company’s current practice of not providing employment contracts, as well as limited Change of Control protection, are anticipated.

Though currently limited as a result of TARP requirements, the Committee believes that the direct compensation components of the executive compensation program—salary, annual incentive opportunities, equity grants—are reasonable, competitive and reflect the median of prevailing industry practices.   The Committee intends to maintain the current leveraged approach to total compensation, directly tying a significant portion of an executive’s total earnings to achievements against goals and objectives approved by the Board of Directors, while balancing the approach with appropriate controls to ensure that management is not incented to take excessive risks.

COMPENSATION COMMITTEE REPORT

           The Compensation Committee certifies that it has reviewed with senior risk officers the senior executive officer incentive compensation arrangements and has made reasonable efforts to ensure that such arrangements do not encourage senior executive officers to take unnecessary and excessive risks that threaten the value of the Corporation.

The Compensation Committee has reviewed and discussed the Compensation Discussion & Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion & Analysis be included in the Proxy Statement.

COMPENSATION COMMITTEE	Jan E. Fisher , Chair
R. Bruce Haner
Leo F. Lambert
Edward H. Owlett, III
Leonard Simpson
James E. Towner

The above report of the Compensation Committee will not be deemed to be “soliciting material” to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference in any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate the same by reference.

EXECUTIVE COMPENSATION

The following table contains information with respect to annual compensation for services in all capacities to the Corporation and C&N Bank for the fiscal year ended December 31, 2009, with comparative information for 2008, and 2007, of those persons who were, (i) the Chief Executive Officer, (ii) the Chief Financial Officer and (iii) the three (3) other most highly compensated executives (collectively, the “Named Executive Officers”) to the extent such persons’ total compensation exceeded $100,000:

SUMMARY COMPENSATION TABLE

						Change in
						Pension Value
						and
						Nonqualified	All
				Stock	Option	Deferred Plan	Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Compensation	Total
Principal Position	Year	($)	($)	($)	($)	($)	($)	($)

CRAIG G. LITCHFIELD	2009	348,000	-	7,554	32,754	-	55,386	443,694
Chairman, President and	2008	342,720	109,232	7,525	27,988	-	65,854	553,319
CEO	2007	342,720	-	16,297	21,497	194,817	55,538	630,869

MARK A. HUGHES	2009	192,944	-	3,678	15,682	-	22,961	235,265
Treasurer and Chief Financial	2008	183,756	43,925	3,588	13,136	-	22,935	267,340
Officer	2007	183,756	-	7,702	10,191	48,339	19,285	269,273

CHARLES H. UPDEGRAFF, JR.	2009	201,133	-	4,473	19,071	70,393	57,147	352,217
Executive Vice President	2008	187,100	44,724	2,363	8,757	32,306	60,182	335,432
and Chief Operating Officer

DEBORAH E. SCOTT	2009	151,000	-	2,684	11,367	-	19,755	184,806
Executive Vice President	2008	140,419	25,734	2,713	9,954	-	20,807	199,627
and Director of Trust Department	2007	140,419	-	5,805	7,827	33,169	19,089	206,309

HAROLD F. HOOSE, III	2009	140,614	-	2,584	11,157	-	21,283	175,638
Executive Vice President
and Director of Lending

The 2008 bonus was paid pursuant to the Incentive Award Plan, which is described in the “Program Components” section of Compensation Discussion and Analysis.  There were no bonuses paid in 2009 and 2007.

The amount shown in the “Stock Awards” column for 2009, 2008 and 2007 equals the value of restricted stock award determined based on as the average of the high and low stock price on the grant date. The values used were $19.88 per share for the 2009 restricted stock awards,  $17.50 per share for the 2008 awards and, $22.325 per share for the 2007 awards.

The amounts shown in the “Option Awards” column are determined based on the grant date fair market value, computed using the Black-Scholes-Merton option pricing model. The grant-date fair values per options were $4.21 for 2009 awards, $3.15 for 2008 awards, and $4.46 for 2007 awards.  See Note 14 to the consolidated financial statements, included in the Corporation’s 2009 Form 10-K, for information regarding key assumptions used in calculating the estimated fair value of stock-options.

The amount shown in the column headed “Change in Pension Value and Nonqualified Deferred Plan Compensation” for 2009 and 2008 is attributable to Mr. Updegraff’s participation in the Citizens Trust Company Pension Plan, a defined benefit pension plan. This plan covers certain employees who were employed by Citizens Trust Company on December 31, 2002, when the plan was amended to discontinue admittance of any future participants and to freeze benefit accruals.  The Corporation acquired Citizens Bancorp, Inc., and its wholly-owned subsidiary, Citizens Trust Company, effective May 1, 2007.  Mr. Updegraff is the only Named Executive Officer who is a participant in this plan.  The discount rate used to calculate the present value of accumulated plan benefit was 5.50% at December 31, 2009.  In 2008, for financial reporting purposes the Corporation adopted a December 31 measurement date for this plan, while in 2007, a September 30 measurement date was used.  Accordingly, the amount of change in pension value reported for Mr. Updegraff for 2008 was determined based on the 15-month period ended December 31, 2008.  The discount rate used to calculate the present value of accumulated plan benefit was 6.25% at December 31, 2008 and 5.80% as September 30, 2007.

Amounts shown in the column headed “Change in Pension Value and Nonqualified Deferred Plan Compensation” for 2007 was related to the Citizens & Northern Bank Pension Plan, a defined benefit pension plan.  The 2007 amount was determined using a December 31 measurement date, which was the pension plan measurement date used for financial reporting purposes.  The Citizens & Northern Bank Pension Plan was frozen and terminated, effective December 31, 2007.  In 2008, the Corporation funded and settled substantially all of its obligations under the plan.

The “Non-Equity Incentive Plan Compensation” column has been omitted from the Summary Compensation Table because no Named Executive Officers earned compensation during 2009, 2008, or 2007 of a type required to be disclosed in that column.

Amounts shown as “All Other Compensation” include the following:

ALL OTHER COMPENSATION TABLE

		Employer	Employer	Employer	Dollar Value	Commissions
		Contributions	Contributions	Contributions to	of Insurance	for	Perquisites
		to the	to the 401 (k)	the Supplemental	Premium	Insurance	and
		Employee	Employee	Executive	paid for	and	Other
		Stock	Savings	Retirement	Group Term	Brokerage	Personal
		Ownership Plan	Plan	Plan (SERP)	Life Insurance	Sales	Benefits	Total
Name	Year	($)	($)	($)	($)	($)	($)	($)
Craig G. Litchfield
	2009	4,900	12,250	35,764	1,828	-	644	55,386
	2008	9,200	11,500	42,682	1,828	-	644	65,854
	2007	4,500	9,000	40,221	1,192	-	625	55,538
Mark A. Hughes
	2009	4,746	11,864	5,936	415	-	-	22,961
	2008	7,367	9,209	5,944	415	-	-	22,935
	2007	4,483	8,965	5,422	415	-	-	19,285
Charles H. Updegraff, Jr.
	2009	4,900	12,250	25,587	1,898	-	12,512	57,147
	2008	8,176	10,220	24,490	1,928	-	15,368	60,182
Deborah E. Scott
	2009	4,786	8,959	3,584	637	124	1,665	19,755
	2008	5,729	7,161	5,109	415	405	1,988	20,807
	2007	3,398	6,796	4,886	415	1,181	2,413	19,089
Harold F. Hoose, III
	2009	3,385	8,462	2,887	277	-	6,272	21,283

For Mr. Updegraff, Mrs. Scott and Mr. Hoose, perquisites and other personal benefits include the estimated personal use portion of the cost of a company-supplied automobile.  For Mr. Litchfield and Mrs. Scott, perquisites include the cost of club memberships, which is used primarily, but not exclusively, for business purposes.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth information with respect to grants of plan-based awards for the year ended December 31, 2009 for the Named Executive Officers.
			All Other	All Other
			Stock	Option
			Awards:	Awards:	Exercise	Grant
			Number	Number of	or Base	Date Fair
		Board/	of Shares	Securities	Price of	Value of
		Committee	of Stock	Underlying	Option	Stock and
	Grant	Action	or Units	Options	Awards	Option
Name	Date	Date	(#)	(#)	($/Sh)	Awards
Craig G. Litchfield	1/5/2009	12/18/2008	380	7,780	19.88	40,308

Mark A. Hughes	1/5/2009	12/18/2008	185	3,725	19.88	19,360

Charles H. Updegraff, Jr.	1/5/2009	12/18/2008	225	4,530	19.88	23,544

Deborah E. Scott	1/5/2009	12/18/2008	135	2,700	19.88	14,051

Harold F. Hoose, III	1/5/2009	12/18/2008	130	2,650	19.88	13,741

The grant date fair market value of stock and options awards is computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification” (the “ASC”) topic 718, “Compensation—Stock Compensation.”The value used for restricted stock awards is $19.88 per share, based on the market value of the stock at the grant date.  The value used for options is $4.21 per option, computed using the Black-Scholes-Merton option pricing model.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information with respect to outstanding equity awards as of December 31, 2009 for the Named Executive Officers.

					Market
	Number of			Number of	Value of
	Securities			Shares or	Shares or
	Underlying			Units of	Units of
	Unexercised	Option		Stock	Stock
	Options	Exercise	Option	That Have	That Have
	(#)	Price	Expiration	Not Vested	Not Vested
Name	Exercisable	($)	Date	(#)	($)
Craig G. Litchfield (1)	9,405	17.000	3/31/10
	7,204	20.730	3/31/10
	5,715	26.590	3/31/10
	5,515	27.000	3/31/10
	4,820	22.325	3/31/10
	8,885	17.500	3/31/10
	7,780	19.880	3/31/10
				913	$8,710
Total:	49,324		Total:	913	$8,710

Mark A. Hughes	2,828	17.000	1/2/2012
	2,700	20.730	1/2/2013
	2,145	26.590	1/2/2014
	2,065	27.000	1/3/2015
	2,285	22.325	1/3/2017
	4,170	17.500	1/3/2018
	3,725	19.880	1/5/2019
				438	$4,179
Total:	19,918		Total:	438	$4,179

Charles H. Updegraff, Jr.	2,780	17.500	1/3/2018
	4,530	19.880	1/5/2019
				315	$3,005
Total:	7,310		Total:	315	$3,005

Deborah E. Scott	3,528	17.000	1/2/2012
	2,700	20.730	1/2/2013
	2,145	26.590	1/2/2014
	2,065	27.000	1/3/2015
	1,755	22.325	1/3/2017
	3,160	17.500	1/3/2018
	2,700	19.880	1/5/2019
				325	$3,101
Total:	18,053		Total:	325	$3,101

					Market
	Number of			Number of	Value of
	Securities			Shares or	Shares or
	Underlying			Units of	Units of
	Unexercised	Option		Stock	Stock
	Options	Exercise	Option	That Have	That Have
	(#)	Price	Expiration	Not Vested	Not Vested
Name	Exercisable	($)	Date	(#)	($)
Harold F. Hoose, III	324	13.500	12/21/2010
	711	17.000	1/2/2012
	544	20.730	1/2/2013
	435	26.590	1/2/2014
	420	27.000	1/3/2015
	1,695	22.325	1/3/2017
	3,055	17.500	1/3/2018
	2,650	19.880	1/5/2019
				314	$2,996
Total:	9,834		Total:	314	$2,996

(1)
Mr. Litchfield retired December 31, 2009.  The stock option agreements provide for expiration of his stock options three months after his retirement, and he forfeited 666 shares of restricted stock, effective January 4, 2010.

OPTIONS EXERCISED AND STOCK VESTED

The following table sets forth information concerning the exercise during 2009 of options granted, and value realized on vesting of restricted stock, under the Stock Incentive Plan by the Named Executive Officers:

	Option Awards		Stock Awards

	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	On Vesting
Name	(#)	($)	(#)	($)

Craig G. Litchfield	-	-	392	$7,981

Mark A. Hughes	-	-	186	$3,787

Charles H. Updegraff, Jr.	-	-	45	$916

Deborah E. Scott	-	-	141	$2,871

Harold F. Hoose, III	-	-	134	$2,728

PENSION BENEFITS(1) (2)

The following table sets forth information with respect to pension benefits for the fiscal year ended December 31, 2009 for the Named Executive Officers:

			Present Value
		Number of Years	of Accumulated
		Credited Service	Benefit
Name	Plan Name	(#)	($)
Craig G. Litchfield	Supplemental Executive Retirement Plan (3)	21	$403,989

Mark A. Hughes	Supplemental Executive Retirement Plan (3)	9	$44,861

Charles H. Updegraff, Jr.	Supplemental Executive Retirement Plan (3)	2	$53,912
	Citizens Trust Company Pension Plan (4)	28	$507,652
	Total		$561,564

Deborah E. Scott	Supplemental Executive Retirement Plan (3)	11	$39,763

Harold F. Hoose, III	Supplemental Executive Retirement Plan (3)	5	$11,584

(1)	The column disclosing benefits paid from any of the plans named in the table has been omitted from the table because no Named Executive Officer received any such payments during 2009.

(2)	Values are as of December 31, 2009, which is the Pension Plan measurement date used by the Corporation for financial reporting purposes.

(3)	A nonqualified plan, described in more detail below under SERP.
(4)	Tax-qualified defined benefit plan, described in more detail below under Pension Plans.

PENSION PLANS

The Citizens & Northern Bank Pension Plan (the “Pension Plan”) was a qualified defined benefit plan under Section 401(a) of the Internal Revenue Code.  In October 2007, the Corporation’s Board of Directors adopted amendments to freeze and terminate the Plan, effective December 31, 2007.  In 2008, the Corporation funded and settled substantially all of its obligations under the Pension Plan.

Mr. Updegraff is a participant in the Citizens Trust Company Pension Plan, an IRS-qualified defined benefit plan.  This plan covers certain employees who were employed by Citizens Trust Company on December 31, 2002, when the plan was amended to discontinue admittance of any future participant and to freeze benefit accruals.  The Corporation acquired Citizens Bancorp, Inc. and its wholly-owned subsidiary, Citizens Trust Company, effective May 1, 2007.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN (SERP)

           The SERP provides selected key employees a supplemental retirement income.  The SERP is a target benefit pension plan.  The annual contribution amount is based on a formula designed to provide an annual benefit equal to 20% of pay, with a target age of 65.  In determining the annual contribution amounts, the discount rate used is 8.0%.  Also, a standard mortality table is used.  The annual contribution amounts are deposited into each participant’s account within a trust (discussed below).  The actual amount a participant has at separation of employment depends upon his/her self-directed investment results over time. The actual investment returns do not impact the annual contributions.  Investment returns are allocated to participant accounts daily based on units held of each investment.

           C&N Bank has established a trust account for the SERP.  Our Trust and Financial Management Group manages the trust assets established for the SERP.  The individual balances for each SERP participant are accounted for by our Trust and Financial Management Group.  C&N Bank has funded the trust, but all assets in the trust are subject to the claims of C&N Bank’s creditors in the event of insolvency.  The participation and funding of the SERP is entirely at the discretion of C&N Bank’s Board of Directors each year, and the Board of Directors may terminate the SERP at any time.

           The individual participants’ account balances are payable, in periodic payments as elected by the participant in advance, when any of the following events occur:
▪ Retirement at the later of age 55 and 5 years of plan participation
▪ In the event of death
▪ In the event of disability
▪ In the event the Corporation is acquired by another institution.

401 (k) SAVINGS PLAN

The Citizens & Northern Corporation Savings and Retirement Plan ("Savings Plan") is qualified under Section 401(k) of the Internal Revenue Code.  All officers and employees, including the Named Executive Officers, are eligible to participate in the Savings Plan.  The Savings Plan allows a participant to authorize a deposit into the Plan of before tax earnings from 1% to 40% of compensation.   The maximum amount of elective contributions that could be made by a participant during 2009 was $16,500 plus a $5,500 catch-up contribution if over age 50. The elective contributions are also subject to a $245,000 compensation limit.  In addition, the employer makes matching contributions equal to 100% of a participant's before tax contributions up to 5% of compensation.  All participants' contributions and employer matching contributions, , at the participants' election, are invested in a choice of investment funds maintained by C&N Bank as Trustee.

EMPLOYEE STOCK OWNERSHIP PLAN (“ESOP”)

The Corporation has an ESOP, which may be funded annually by the Corporation, at the discretion of the Board of Directors.  Employer contributions are invested in the Corporation’s common stock.  The ESOP does not allow for employee contributions.  The total ESOP employer contribution for 2009 was equal to 2% of qualifying compensation.

CHANGE IN CONTROL AGREEMENTS

The Corporation and C&N Bank (the “Employer”) have entered into Change in Control Agreements (the “Agreements”) with Messrs. Hughes, Updegraff, Hoose and Mrs. Scott, and certain other officers (each an “Employee”).  The purpose of the Agreements is to retain and secure key employees and encourage their continued attention and dedication to their assigned duties without the distraction of potential disturbing circumstances arising from the possibility of a change in control of the Corporation and C&N Bank.

The Change in Control Agreements are not employment agreements.  The Agreements provide for a lump sum severance benefit in the event certain events take place after there is a “change in control”, as defined in the Agreement, of the Corporation, or for a period of twenty-four (24) months thereafter.  If the Employee remains employed for more than twenty-four (24) months after a change in control, nothing is payable.

Under the Agreements, the term “termination” means the termination of the employment of the officer either by the Employer for any reason other than death, disability, or “cause”, or by resignation of the Employee upon the occurrence of one or more of the following events:  a significant change in the Employee’s authorities or duties, a reduction in annual salary, or a material reduction in benefits; the relocation of the Employee’s office to a location more than 35 miles from the location of the Employee’s office immediately prior to the employment period; the Employee is unable to exercise the authorities, powers, functions or duties associated with the Employee’s position; or the failure of the Corporation to obtain a satisfactory agreement from any successor to assume and agree to perform the Agreement in the same manner and extent as if no succession had taken place.

In the event of a termination, the Agreements provide severance benefits of (i) Employer-paid group medical insurance continuation premiums for a period of eighteen (18) months after the date of termination, and (ii) a lump sum payment in cash no later than thirty (30) business days after the date of termination equal to the sum of the Employee’s unpaid salary, accrued vacation pay and unreimbursed business expenses through and including the date of termination; and an amount equal to one (1) times the Employee’s base salary in effect immediately prior to the date of termination.

The original Agreements terminated on December 31, 2005, but are automatically extended for additional one-year periods unless written notice is provided by the Employer or Employee that such party does not wish to extend the term.  If a change in control occurs during the original or extended term of the Agreements, the term shall continue for a period of twenty-four (24) months and end upon the expiration of such twenty-four (24) month period.

The Corporation expressly agreed to assume, as of May 1, 2007, the existing employment agreement between Citizens Bancorp, Inc. and Charles H. Updegraff, Jr, which terminated on December 31, 2009.

The amount of severance salary benefits that each of the above-named executive officers would be entitled to, pursuant to the Agreements, if an event which triggered the payment occurred on the date of the Proxy Statement, is as follows:  Mr. Updegraff $301,133, Mr. Hughes $200,700, Mrs. Scott $158,500, and Mr. Hoose $148,000. The total of such severance salary benefit payments for all covered Employees would be $1,502,048.  However, as noted previously, payments under the Change of Control agreements may be prohibited, depending on circumstances, by restrictions on golden parachute payments applicable to TARP recipients.

INDEMNIFICATION AGREEMENTS

On April 20, 2004, the Stockholders of the Corporation authorized the Corporation to enter into Indemnification Agreements with the Directors of the Corporation and C&N Bank and certain officers of C&N Bank, as designated by the Board of Directors.  The primary purpose of the Agreements is to ensure the ability of the Corporation and C&N Bank to continue to attract and retain responsible, competent and otherwise qualified directors and officers.  Indemnification Agreements have been entered into with all Directors of C&N Bank and the Corporation, as well as the Corporation’s and C&N Bank’s Executive Officers as named on page 6.

The indemnification agreements provide to covered directors and officers the most advantageous of any combination of benefits under (i) the benefits provided by the Bylaws of the Corporation in effect as of the date the agreements were are entered into; (ii) the benefits provided by the Bylaws, the Articles of Incorporation or their equivalent of the Corporation in effect at the time indemnification expenses are incurred by an indemnitee; (iii) the benefits allowable under Pennsylvania law in effect on the date of the agreements; (iv) the benefits allowable under the law of the jurisdiction under which the Corporation exists at the time indemnifiable expenses are incurred by an indemnitee; (v) the benefits available under a liability insurance policy obtained by the Corporation and its subsidiaries in effect on the date of the agreements; (vi) the benefits available under a liability insurance policy obtained by the Corporation and its subsidiaries, in effect at the time the indemnifiable expenses are incurred by an indemnitee; and (vii) such other benefits as are or may otherwise be available to the indemnitee.

The Corporation is not obligated to, nor has it agreed to provide funding for its obligations under the agreements.  The Corporation is obligated, however, to pay its obligations under the agreements from general assets or insurance.  The agreements do require the Corporation to continue to purchase D&O Coverage for so long as it is available on a commercially reasonable basis.

The indemnification available pursuant to the agreements is subject to a number of exclusions.  No indemnification is required under the agreements with respect to any claim as to which it is finally proven by clear and convincing evidence in a court of competent jurisdiction that the covered person acted or failed to act with deliberate intent to cause injury to the Corporation or a subsidiary thereof or with reckless disregard for the Corporation’s best interest.  The Corporation is also not required to make any payment finally determined by a court to be unlawful or any payment required under Section 16(b) of the Securities and Exchange Act of 1934, as amended.  In addition, any claim (or part thereof) against an indemnitee which falls within the prohibitions of 12 C.F.R. §7.5217 (i.e. a prohibition on indemnification or insurance coverage for expenses, penalties or other payments incurred in connection with an action by a banking regulatory agency which results in a final order assessing monetary penalties or requiring affirmative action in the form of payment to said bank) is excluded from indemnification under the agreements.

DIRECTOR COMPENSATION (1)(2)

	Fees
	Earned or
	Paid in	Stock	Option
	Cash(3)	Awards (4)	Awards(5)	Total
Name	($)	($)	($)	($)
Dennis F. Beardslee	30,100	1,392	5,646	37,138
R. Robert DeCamp	17,700	1,392	5,646	24,738
Jan E. Fisher	42,300	1,392	5,646	49,338
R. Bruce Haner	39,500	1,392	5,646	46,538
Susan E. Hartley	29,400	1,392	5,646	36,438
Leo F. Lambert	40,500	1,392	5,646	47,538
Edward L. Learn	28,600	1,392	5,646	35,638
Craig G. Litchfield (6)
Raymond R. Mattie	30,300	1,392	5,646	37,338
Edward H. Owlett, III	47,200	1,392	5,646	54,238
Leonard Simpson	42,000	1,392	5,646	49,038
James E. Towner	42,000	1,392	5,646	49,038
Ann M. Tyler	29,000	1,392	5,646	36,038
Charles H. Updegraff, Jr. (6)

(1) The columns disclosing Non-equity incentive plan compensation, changes in pension value and nonqualified deferred compensation earnings, and other forms of compensation have been omitted from the table because no director earned any compensation during 2009 of a type required to be disclosed in those columns.

(2) As of December 31, 2009, each non-employee director except Director Mattie owned 170 shares of common stock awarded pursuant to the Independent Directors Stock Incentive Plan for which transfer restrictions had not yet lapsed.  For each director, except Director Mattie, those shares had a value of $1,622 based on the closing price of the Corporation’s common stock on December 31, 2009 (the last business day of the year). Director Mattie owned 142 shares of common stock awarded pursuant to the Independent Director Stock Incentive Plan for which transfer restrictions had not yet lapsed. Those shares had a value of $1,355 based on the closing price of the Corporation’s common stock on December 31, 2009 (the last business day of the year.)

(3) Includes annual cash retainer, Committee chair retainer (if any) and per meeting fees.

(4) The amount shown in the “Stock Awards” column equals the value of restricted stock awards, determined based on the grant date fair market value of $19.88 per share.

(5) The amount shown in the “Option Awards” column equals the value of 2009 awards of $4.21 per option, determined based on the grant date fair market value, computed using the Black-Scholes-Merton option pricing model. See Note 14 to the consolidated financial statements, included in the Corporation’s 2009 Form 10-K, for information regarding key assumptions used in calculating the estimated fair value of stock options.

(6) Mr. Litchfield and Mr. Updegraff were compensated for their services as employees, and did not receive additional compensation for their services as directors.

Compensation of the Board of Directors of C&N Bank is established by the board, upon recommendation of the Executive Committee. Directors who are employed by C&N Bank are not entitled to additional compensation for board or committee service. Directors who are not employed by C&N Bank receive compensation according to the following table; however, no separate compensation will be paid to a director of C&N Bank who attends a board or committee meeting that is held jointly with a board or committee meeting of Citizens & Northern Corporation and who is compensated for that meeting by Citizens & Northern Corporation.

Annual Fees:
Cash Retainer (all Directors)	$14,000
Committee Chairman:
Audit Committee	$4,000
Executive Committee	$4,000
All Other Committees	$2,500
Per-Meeting Attendance Fees:
Board meetings (all Directors)	$600
Advisory board meetings	$200
Committee meetings:
Audit Committee	$500
Executive Committee	$500
Compensation Committee	$500
All Other Committees	$400

A director who, by invitation, attends a meeting of a committee of which he or she is not a regular member will be paid the same attendance fee as is payable to members of that committee.

In addition to cash fees, non-employee directors may also receive compensation in the form of Corporation common stock, or stock options, under the Independent Directors Stock Incentive Plan.  This plan permits awards of nonqualified stock options and/or restricted stock to non-employee directors.  A total of 135,000 shares of common stock may be issued under the Independent Directors Stock Incentive Plan.  The recipients’ rights to exercise stock options under this plan vest immediately and expire 10 years from the date of grant.  The exercise prices of all stock options awarded under the Independent Directors Stock Incentive Plan are equal to market value as of the dates of grant.  The restricted stock awards vest ratably over 3 years.  A balance of 63,208 shares is available for issuance under the Independent Directors Stock Incentive Plan as of December 31, 2009.

Cash dividends payable with respect to shares of common stock issued to directors under the Independent Directors Stock Incentive Plan are paid in the same amount and at the same time as dividends are paid to stockholders generally.  Stock dividends, stock splits and similar transactions will have the same effect on shares of stock issued pursuant to the Independent Directors Stock Incentive Plan as on all other shares of Corporation common stock outstanding.

CERTAIN TRANSACTIONS

Certain directors and officers of the Corporation and C&N Bank and their associates (including corporations of which such persons are officers or 10% beneficial owners) were customers of, and had transactions with the Corporation and C&N Bank in the ordinary course of business during the year ended December 31, 2009.  Similar transactions may be expected to take place in the future.  Such transactions included the purchase of certificates of deposit and extensions of credit in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risks of collectability or present other unfavorable features.  The Corporation expects that any other transactions with directors and officers and their associates in the future will be conducted on the same basis.

PROPOSAL 2 -- ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Corporation is required to provide its shareholders with a separate, non-binding advisory vote on the compensation paid to the Corporation’s executives pursuant to the policies and procedures employed by the Corporation, as described in the CD&A and tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement.

For the reasons set forth in this Proxy Statement, we believe that our compensation policies and procedures are centered on a pay-for-performance culture, are competitive in our marketplace, and are strongly aligned with the long-term interests of our shareholders, and that the compensation paid to our executives is consistent with such policies and procedures.

This proposal, commonly known as a “Say-on-Pay” proposal, gives you as a shareholder the opportunity to endorse or not endorse our executive pay program and policies through the following resolution:

“Resolved, that the shareholders approve the compensation paid to executives of the Corporation pursuant to the policies and procedures employed by the Corporation, as described in the Compensation Discussion and Analysis and tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement.”

Because your vote is advisory, it will not be binding upon the Board.  However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors recommends a vote “FOR” approval of the compensation paid to executives of the Corporation pursuant to the policies and procedures employed by the Corporation, as described in the Compensation Discussion & Analysis and tabular disclosure regarding the named executive officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement.

PROPOSAL 3 -- RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

ParenteBeard, LLC, formerly Parente Randolph, LLC, has been the independent registered public accounting firm appointed by the Corporation since 1981, and was selected by the Board as the independent registered public accounting firm for the Corporation for the fiscal year ending December 31, 2010.  No member of the firm or any of its associates has a financial interest in the Corporation.  A representative of ParenteBeard, LLC is expected to be present at the Annual Meeting to answer appropriate questions from stockholders and will be afforded an opportunity to make any statement that the firm desires.

The Board of Directors recommends a vote “FOR” ratification of the appointment of ParenteBeard, LLC as independent auditors of the Corporation for the fiscal year ending December 31, 2010.

PROPOSAL 4 – SHAREHOLDER PROPOSAL

The Corporation has been notified by Gerald R. Armstrong, 910 Sixteenth Street, No. 412, Denver, Colorado 80202-2917, of his intention to present a shareholder proposal at the Annual Meeting.  Mr. Armstrong is the record owner of 2,148 shares of Corporation common stock.  The proposal is set forth below in accordance with SEC Rules.  The Corporation is not responsible for the contents of the proposal or supporting statement.  The position of the Board of Directors and its recommendation immediately follow the proposal below.

Shareholder Proposal.

RESOLUTION:  That the shareholders of Citizens & Northern Corporation request its Board of Directors to take the steps necessary to eliminate classification of terms of the Board of Directors to require that all Directors stand for election annually.  The Board declassification shall be completed in a manner that does not affect the unexpired terms of the previously-elected Directors.

Proponent’s Supporting Statement.

The current practice of electing only one-third of the directors for three-year terms is not in the best interest of the corporation or its shareholders.  Eliminating this staggered system increases accountability and gives shareholders the opportunity to express their views on the performance of each director annually.  The proponent believes the election of directors is the strongest way that shareholders influence the direction of any corporation and our corporation should be no exception.

As a professional investor, the proponent has introduced the proposal at several corporations which have adopted it.  In others, opposed by the board or management, it has received votes in excess of 70% and is likely to be reconsidered favorably.

The proponent believes that increased accountability must be given our shareholders whose capital has been entrusted in the form of share investments especially during these times of great economic challenge.

Arthur Levitt, former Chairman of The Securities and Exchange Commission said, “In my view, it’s best for the investor if the entire board is elected once a year.  Without annual election of each director, shareholders have far less control over who represents them.”

While management may argue that directors need and deserve continuity, management should become aware that continuity and tenure may be best assured when their performance as directors is exemplary and is deemed beneficial to the best interests of the corporation and its shareholders.

The proponent regards as unfounded the concern expressed by some that annual election of all directors could leave companies without experienced directors in the event that all incumbents are voted out by shareholders.

In the unlikely event that shareholders do vote to replace all directors, such a decision would express dissatisfaction with the incumbent directors and reflect the need for change.

If you agree that shareholders may benefit from greater accountability afforded by annual election of all directors, please vote “FOR” this proposal.

Board of Directors Recommendation and Statement.

The Board of Directors unanimously recommends that shareholders vote AGAINST this proposal for the following reasons:

The proposal requests the Board to take the steps necessary to cause the annual election of all directors.  This would require the amendment of the Corporation’s articles of incorporation.  Such an amendment would require either:

(a)	the affirmative vote of a majority of the Board of Directors followed by the affirmative vote of shareholders holding at least 75% of all outstanding shares of Corporation common stock; or

(b)	the affirmative vote of 66⅔% of the Board of Directors followed by the affirmative vote of shareholders holding at least a majority of all outstanding shares of Corporation common stock.

The Board of Directors is divided into three classes, each of which serves for a three-year term.  This Board structure has been in place since the formation of the Corporation in 1987.  It is designed to balance two concerns – the need for shareholders to express their opinion on the Board’s performance, and the need for the Corporation’s directors to focus on the Corporation’s long-term success.

The Board believes that the Corporation’s ability to succeed in producing long-term shareholder value requires long-term perspective, strategy, and planning.  A classified Board facilitates this process by assuring that a majority of directors at any time will have prior experience and familiarity with the business and operations of the Corporation.  The Board believes that such long-term institutional knowledge benefits the Corporation and enables the Board to effectively serve the Corporation in the communities and markets in which we operate.

In addition to facilitating a long-term perspective, strategy and planning, a classified Board is intended to prevent unfair treatment of the Corporation’s shareholders in takeover situations.  By preventing third parties from replacing a majority of the Board at any given time, and thus eliminating the threat of abrupt removal, the Board can evaluate takeover proposals with the diligence required, appropriately consider alternatives and negotiate effectively, all in the best interest of the shareholders.

The Board of Directors believes that its interests, and those of management, are specifically aligned with the shareholders’ interests, through the fiduciary duty owed by Board members and management to act in shareholders’ best interests.  In addition, our directors are encouraged to own shares of Corporation common stock so that their personal financial interests are aligned with shareholders.  The Board also strives to be responsive to input from shareholders through the annual shareholders meeting and by reviewing shareholder communications submitted to the Board as described on pages 31 and 32.

As a result, at this time, the Board considers this proposal ill-advised.

The Board unanimously recommends that shareholders vote AGAINST this proposal.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

As a result of a misunderstanding of the Section 16(a) reporting requirements, directors and officers of the Corporation subject to Section 16(a) of the Exchange Act failed to report in Table II of a Form 4 the grant of options under the Corporation’s incentive stock plans and exercises of those options.  Although acquisitions of shares upon exercise of options were reported in Table I of Form 4, exercises of options are also required to be reported in Table II of Form 4.  Option grants have been made no more frequently than once each year.  The failure of the identified person to report the option grant in the year of grant resulted in both a delinquent Form 4 for each year in which a grant was made to the identified person prior to 2009 and a delinquent Form 5 (a Form 5 is required to be filed each year to report, among other transactions, transactions during the year that should have been reported on Form 4 but were not).  Form 5s were filed on February 16, 2010 reporting the previously unreported transactions.

Based on the Corporation’s review of the filed forms, for each identified person the number of transactions that were not reported on a timely basis (all of which related to the issues described above) and the related number of Forms 4 and 5 not filed were as follows: Mr. Beardslee, 10 option grants, 2 option exercised transactions, 11 Form 4s, 9 Form 5s; Ms. Besse, 8 option grants, 2 option exercised transactions, 9 Form 4s, 7 Form 5s; Mr. DeCamp, 12 option grants, 5 option exercised transactions, 14 Form 4s, 12 Form 5s; Ms. Fisher, 6 option grants, 6 Form 4s, 5 Form 5s; Mr. Haner, 11 option grants, 5 option exercised transactions, 14 Form 4s, 11 Form 5s; Ms. Hartley, 11 option grants, 3 option exercised transactions, 12 Form 4s, 10 Form 5s; Mr. Hoose, 3 option grants, 3 Form 4s, 3 Form 5s; Mr. Hughes, 8 option grants, 3 option exercised transactions, 11 Form 4s, 8 Form 5s; Mr. Kroeck, 11 option grants, 6 option exercised transactions, 14 Form 4s, 11 Form 5s; Mr. Lambert, 8 option grants, 4 option exercised transactions, 12 Form 4s, 7 Form 5s; Mr. Learn, 12 option grants, 4 option exercised transactions, 13 Form 4s, 11 Form 5s; Mr. Litchfield, 23 option grants, 10 option exercised transactions, 32 Form 4s, 12 Form 5s; Mr. Mattie, 2 option grants, 1 option exercised transaction, 3 Form 4s, 1 Form 5s; Mr. Owlett, 12 option grants, 1 option exercised transaction, 13 Form 4s, 11 Form 5s; Mr. Raup, 2 option grants, 2 Form 4s, 1 Form 5; Mr. Rudy, 4 option grants, 4 Form 4s, 4 Form 5s; Ms. Scott, 9 option grants, 1 option exercised transaction, 9 Form 4s, 8 Form 5s; Mr. Simpson, 12 option grants, 7 option exercised transactions, 19 Form 4s, 11 Form 5s; Mr. Towner, 9 option grants, 6 option exercised transactions, 15 Form 4s, 9 Form 5s; Ms. Tyler, 6 option grants, 6 Form 4s, 5 Form 5s; and Mr. Updegraff, 2 option grants, 2 Form 4s, 1 Form 5.

STOCKHOLDER PROPOSALS

The Corporation’s Articles of Incorporation contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board of Directors.  Stockholder recommendations for members of the Board should be submitted in writing to the President of the Corporation, and must include the stockholder’s name, address, and the number of shares owned.  The recommendation must also include the name, address and principal occupation of the proposed nominee as well as the number of shares owned by the notifying stockholder and the total number of shares that will be voted for the proposed nominee.  Stockholder recommendations must also include the information that would be required to be disclosed in the solicitation of proxies for the election of directors under federal securities laws, including the candidate’s consent to be elected and to serve.  The Articles of Incorporation specify that nominations from stockholders must be delivered or mailed not less than fourteen (14) days nor more than fifty (50) days prior to the stockholder meeting at which directors will be elected, except in the case where less than twenty-one (21) days notice is given of a stockholder meeting, in which case a notifying stockholder can mail or deliver a nomination not later than the close of business on the seventh day after the day the meeting notice was mailed.

The Corporation’s 2011 Annual Meeting of stockholders is scheduled to be held in April 2011.  Any stockholder who intends to present a proposal at the 2011 Annual Meeting and who wishes to have the proposal included in the Corporation’s proxy statement and form of proxy for that meeting must deliver the proposal to the Corporation’s executive offices, 90-92 Main Street, P.O. Box 58, Wellsboro, Pennsylvania 16901, by November 19, 2010.  Citizens & Northern must receive notice of all other stockholder proposals for the 2011 annual meeting delivered or mailed no less than 14 days nor more than 50 days prior to the Annual Meeting; provided, however, that if less than twenty-one days notice of the annual meeting is given to stockholders then the Corporation must receive notice not less than seven days following the date on which notice of the annual meeting was mailed.  If notice is not received by the Corporation within this time frame, the Corporation will consider such notice untimely.  The Corporation reserves the right to vote in its discretion all of the shares of common stock for which it has received proxies for the 2010 annual meeting with respect to any untimely shareholder proposals.

OTHER MATTERS

The management of the Corporation does not intend to bring any other matters before the Annual Meeting and is not presently informed of any other business which others may bring before such meeting.  However, if any other matters should properly come before such meeting or any adjournment thereof, it is the intention of the persons named in the accompanying proxy to vote on such matters as they, in their discretion, determine.

ADDITIONAL INFORMATION

If you wish to communicate with the Board, you may send correspondence to Jessica R. Brown, Corporate Secretary, Citizens & Northern Corporation, 90-92 Main Street, Wellsboro, PA 16901.  The Corporate Secretary will submit your correspondence to the Board or the appropriate committee, as applicable.  You may also communicate directly with the presiding non-management director of the Board by sending correspondence to Lead Director, Board of Directors, Citizens & Northern Corporation, 90-92 Main Street, Wellsboro, PA 16901.

The Corporation’s Annual Report on Form 10-K for the year 2009, including financial statements as certified by ParenteBeard, LLC, was  made available with this Proxy Statement on or about March 11, 2010, to the stockholders of record as of the close of business on February 23, 2010.

A paper copy of the Corporation’s 2009 Annual Report on Form 10-K filed with the Securities and Exchange Commission, including the financial statements and schedules thereto, will be furnished free of charge to stockholders.  Written request should be directed to the Treasurer, Citizens & Northern Corporation, 90-92 Main Street, Wellsboro, PA, 16901, or by phone at 570-724-3411.

By Order of the Board of Directors,

Jessica R. Brown
Dated: March 10, 2010	Corporate Secretary

APPENDIX A

CITIZENS & NORTHERN CORPORATION
AUDIT COMMITTEE CHARTER

I.	Purpose

The Audit Committee of the Board of Directors of Citizens & Northern Corporation (together with its affiliates, including Citizens & Northern Bank, C&N Financial Services Corporation, Bucktail Life Insurance Company, Canisteo Valley Corporation and Citizens & Northern Investment Corporation, the “Corporation”) shall be appointed by the Board to:

A.	Assist the Board in fulfilling its oversight responsibility relating to the:

•	integrity of the Corporation’s financial statements and related disclosure matters;

•	qualifications, independence and performance of, and the Corporation’s relationship with, the independent auditor;

•	performance of the Corporation’s risk management and internal audit function; and

•	Corporation’s compliance with legal and regulatory requirements.

B.	Provide the report required by the rules of the Securities and Exchange Commission to be included in the Corporation’s annual proxy statement.

II.	Membership

The Committee shall be comprised of at least three outside directors as determined by the Board each of whom shall be independent, non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgment.  The Committee members shall meet the requirements for independence, experience and expertise set forth in applicable laws, under the regulations of the Securities and Exchange Commission and NASDAQ rules. One member of the Committee may be an “audit committee financial expert” as such term is defined under the regulations of the Securities and Exchange Commission and NASDAQ rules.  (If the Committee does not have a member that qualifies as an “audit committee financial expert”, the Corporation shall disclose that fact and the reasons therefore.)  At least one member of the Committee shall have accounting or related financial management expertise as such terms are defined by regulations of the Securities and Exchange Commission and NASDAQ rules. The Board shall appoint the Committee members at the Board meeting held after the annual meeting or at any other Board meeting as it deems necessary or appropriate.  The Board shall appoint the Chair of the Committee.  If a Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

Service on the Committee requires a significant time commitment from its members.  In determining whether a Committee member would be able to meet the significant time commitment, the Board will take into consideration the other obligations of such member, including full-time employment and service on other boards of directors and audit committees.  Committee members may not receive any compensation from the Corporation other than directors’ fees.

III.	Meetings and Reports

The Committee shall meet as frequently as it deems necessary and appropriate.  The Chair of the Committee, or any two members of the Committee, may call meetings of the Committee as they deem necessary and appropriate.  Meetings of the Committee may be held telephonically.

The Chair shall preside at all sessions of the Committee at which he or she is present and shall set the agendas for Committee meetings.  Members of management and the Board are free to suggest items for inclusion in the agenda for the Committee’s meetings.  The agenda and information concerning the business to be conducted at each Committee meeting shall, to the extent practical, be communicated to the members of the Committee sufficiently in advance of each meeting to permit meaningful review.

The Committee may meet separately in executive session when necessary with each of the following:  (i) senior management, (ii) Director of Risk Management (iii) members of the Internal Audit Department, (iv) the Compliance Officer, (v) the independent auditors, and (vi) as a Committee to discuss any matters that the Committee or each of these groups believe should be discussed.

The Committee shall report regularly to the Board with respect to such matters that are within the Committee’s responsibilities and with respect to such recommendations as the Committee may deem appropriate.  The report to the Board may take the form of an oral report by the Chair or by any other member designated by the Committee to make such report.  The Committee shall maintain minutes or other records of meetings and activities of the Committee, including executive sessions, and make them available to the Board.

The Committee shall provide the report of the Committee to be contained in the Corporation’s annual proxy statement, as required by the rules of the Securities and Exchange Commission.

IV.	Authority and Responsibilities

The Committee shall perform the following functions and may carry out additional functions and adopt additional policies and procedures in furtherance of the purpose of the Committee outlined in Section I of this Charter, as may be appropriate in light of changing business, legislative, regulatory, or other conditions, or as may be delegated to the Committee by the Board from time to time.

A.	Financial Statements and Disclosure Matters

1.
The Committee shall review and discuss with management and the independent auditor the Corporation’s annual audited and quarterly consolidated financial statements, including the disclosures contained in the Corporation’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q, under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”  After review of the annual audited consolidated financial statements and the reports and discussions required by Sections IV. A. 7. and IV. B. 5. of this Charter, the Committee shall determine whether to recommend to the Board that such financial statements be included in the Corporation’s Form 10-K.

2.
The Committee shall be advised of the execution by the Corporation’s Chief Executive Officer and Chief Financial Officer of the certifications required to accompany the filing of the Form 10-K and the Forms 10-Q, and any other information required to be disclosed to it in connection with the filing of such certifications, including (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect the Corporation’s ability to record, process, summarize and report financial information, and (ii) any fraud that involves management or other employees who have a significant role in the Corporation’s internal control over financial reporting.

3.
The Committee shall discuss with management and the independent auditor at least quarterly any significant financial reporting issues that arose and judgments made in connection with the preparation of the Corporation’s financial statements, including any significant changes in the Corporation’s selection or application of critical accounting principles, any major issues as to the adequacy and quality of the Corporation’s disclosure procedures and controls and any special steps taken or changes made to respond to material control deficiencies.

4.	The Committee shall review and discuss with the independent auditor the reports from the independent auditor with respect to:

•	all critical accounting policies and decisions;

•
all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment recommended by the independent auditor; and

•	other material written communications between the independent auditor and management, such as any management letter or schedule of adjustments.

5.
The Committee shall review and discuss periodically, as necessary, with the independent auditors and the Internal Audit Department the adequacy of the Corporation’s internal accounting controls, the Corporation’s financial, auditing and accounting organizations and personnel, and the Corporation’s policies and compliance procedures with respect to business practices, which shall include the disclosures regarding internal controls and matters required by Sections 302 and 404 of the Sarbanes-Oxley Act of 2002 and any rules promulgated thereunder by the Securities and Exchange Commission.

6.
The Committee shall discuss with management the Corporation’s earnings press releases, and financial information and earnings guidance provided to analysts and rating agencies.  Such discussions may be conducted generally (i.e., by discussing the types of information to be disclosed and the types of presentations to be made).  The Committee may delegate responsibility for the review of the quarterly earnings press release to a member of the Committee.

7.
The Committee shall discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Corporation’s financial statements.

8.
The Committee shall discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 as amended relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management, as well as any other matters required to be disclosed by the independent auditor or of concern to the Committee.

B.	Oversight of the Corporation’s Relationship with the Independent Auditor

1.
The Committee shall have the sole authority to appoint or replace the independent auditor.  The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purposes of preparing or issuing an audit report or related work.  The independent auditor shall report directly to the Committee.

2.
The Committee shall review and approve in advance the annual plan and scope of work of the independent auditor and fee arrangements, including staffing of the audit, and shall review with the independent auditor any audit-related concerns and management’s response.  With respect to auditing services, the Committee’s approval of the engagement letter with the independent auditor will constitute approval of the audit services to be provided thereunder.

3.
The Committee shall pre-approve all non-audit services (including the fees and terms thereof) to be performed for the Corporation by the independent auditor, to the extent required by law, according to established procedures.  The Committee may delegate to one or more Committee members the authority to pre-approve non-audit services to be performed by the independent auditor, provided that such pre-approvals shall be reported to the full Committee at its next regularly scheduled meeting.  Attached hereto as Appendix A are the Committee’s pre-approval policies for the approval of non-audit services.

4.
The Committee shall review and evaluate the experience, qualifications and performance of the senior members of the independent auditor team on an annual basis.  As part of such evaluation, to the extent required by law, the Committee shall review with the lead audit partner whether any of the audit team members receive any discretionary compensation from the audit firm with respect to procurement or performance of any services, other than audit, review or attest services, by the independent auditor.

5.
The Committee shall obtain and review a report from the independent auditor at least annually addressing (i) the independent auditor’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, (iii) any steps taken to deal with any such issues, and (iv) all relationships between the independent auditor and the Corporation (in order to assess if the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, taking into account the opinions of management and the internal auditors).

6.
The Committee shall ensure the rotation of members of the audit engagement team, as required by law, and will require that the independent auditor provide a plan for the orderly transition of audit engagement team members.  The Committee shall also consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

7.
The Committee shall pre-approve the Corporation’s policies for the hiring by the Corporation of employees or former employees of the independent auditor who participated in any capacity in the audit of the Corporation.

C.	Oversight of the Corporation’s Risk Management Function

1.
The Committee shall monitor the Corporation’s risk management function that incorporates internal audit, compliance, and security, as well as other functions or departments that may be included under the Risk Management Division.

2.
The Committee shall review the activities, organizational structure and qualifications of the Risk Management Division, as needed. The Committee shall also review the adequacy of resources, budget and staffing, and if appropriate shall recommend changes.

3.	The Committee shall be responsible for the appointment, performance review and replacement of the Director of Risk Management.

D.	Oversight of the Corporation’s Internal Audit Function

1.
The Committee shall review and discuss with the independent auditor the annual audit plan of the Internal Audit Department, including responsibilities, budget and staffing, and, if appropriate, shall recommend changes.

2.
The Committee shall review, as appropriate, the results of internal audits and shall discuss related significant internal control matters with the Internal Audit Department, Director of Risk Management and with the Corporation’s management, including significant reports to management prepared by the Internal Audit Department and management’s responses.

3.
The Committee shall review management’s evaluation of the adequacy of the Corporation’s internal controls and discuss the results of such evaluation with the Director of Risk Management and Internal Audit Department.  The Committee shall review the activities, organizational structure and qualifications of the Internal Audit Department, as needed.  The Committee also shall review the adequacy of resources to support the internal audit function, and, if appropriate, recommend changes.

4.	The Committee shall review the appointment, performance and replacement of the senior staff members of the Internal Audit Department, including the Auditor.

5.
The Committee shall hold an executive session with the Internal Auditor at the request of any member of the Committee, or at the request of the Internal Auditor. Such executive session shall be held solely with the Internal Auditor and without the presence of any other employees. In the event that the Internal Auditor desires to meet in executive session with the Committee, the Internal Auditor shall contact the Chairman of the Committee in advance for approval of such executive session and shall provide the Chairman with such information as is requested by the Chairman regarding the request.

E.	Oversight of the Corporation’s Compliance Function

1.
The Committee shall monitor the Corporation’s compliance function, including compliance with the Corporation’s policies and the Corporation’s Code of Ethics, and shall review with the appropriate officers and/or staff of the Corporation and the Corporation’s counsel, as necessary, the adequacy and effectiveness of the Corporation’s procedures to ensure compliance with legal and regulatory requirements.

2.
The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal controls or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters, including but not limited to those received under and pursuant to the established “Reporting Suspected Fraudulent Activities Policy” (a/k/a “Whistleblower” Policy).

3.
The Committee shall discuss with management, the Director of Risk Management, the Compliance Officer, the Internal Auditor, the Corporation’s counsel and the independent auditor any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Corporation’s financial statements or accounting policies.

4.
The Committee shall review and discuss with the Director of Risk Management, Compliance Officer, Internal Auditor and the Corporation’s counsel legal matters that may have a material impact on the financial statements or the Corporation’s compliance policies, including reports and disclosures of insider and affiliated party transactions and any knowledge of fraud or breach of fiduciary duties.

5.	The Committee shall review all “related party transactions” as such terminology is defined under Item 404 of Regulation S-K under the Securities Act of 1933.

6.	The Committee shall review the appointment, performance and replacement of the Compliance Officer.

7.
The Committee shall hold an Executive Session with the Compliance Officer at the request of any member of the Committee, or at the request of the Compliance Officer. Such executive sessions shall be held solely with the Compliance Officer and without the presence of any other employees. In the event the Compliance Officer desires to meet in executive session with the Committee, the Compliance Officer shall contact the Chairman of the Committee in advance for approval of such executive session and shall provide the Chairman with such information as is requested by the Chairman regarding the request.

V.	Clarification of Committee’s Role

The Committee’s role is one of oversight.  It is the responsibility of the Corporation’s management to plan and conduct audits and to prepare consolidated financial statements in accordance with generally accepted accounting principles, and it is the responsibility of the Corporation’s independent auditor to audit those financial statements.  Therefore, each member of the Committee, in exercising his or her business judgment, shall be entitled to rely on the integrity of those persons and organizations within and outside the Corporation from whom he or she receives information, and on the accuracy of the financial and other information provided to the Committee by such persons or organizations unless he or she has reason to inquire further.  The Committee does not provide any expert or other special assurance as to the Corporation’s financial statements or any expert or professional certification as to the work of the Corporation’s independent auditor.

VI.	Access to Management; Retention of Outside Advisers

A.           Access to Management

The Committee shall have full, free and unrestricted access to the Corporation’s senior management and employees, and to the Corporation’s internal and independent auditors.

B.           Access to Outside Advisers

The Committee shall have the authority to retain legal counsel, consultants or other outside advisers with respect to any issue or to assist it in fulfilling its responsibilities, without consulting or obtaining the approval of any officer of the Corporation.

The Corporation shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor and to any advisers retained by the Committee.

VII.	Annual Evaluation; Charter Review

A.           Annual Self-Evaluation

The Committee shall perform an annual review and self-evaluation of the Committee’s performance, including a review of the Committee’s compliance with this Charter.  The Committee shall conduct such evaluation and review in such manner as it deems appropriate and report the results of the evaluation to the entire Board.

B.           Charter Review

The Committee shall review and assess the adequacy of this Charter on an annual basis, and, if appropriate, shall recommend changes to the Board for approval.  The Committee shall submit this Charter to the Board for approval and cause this Charter to be published in accordance with applicable regulations including, but not limited to, those of the Securities and Exchange Commission.

VIII.	Delegation to Subcommittee

The Committee, in its discretion, may delegate all or a portion of its duties and responsibilities to a subcommittee consisting of one or more members of the Committee, provided that any action taken by such subcommittee is ratified by the full Committee and provided that any such subcommittee must conduct its business in accordance with this Charter.

APPENDIX A

STATEMENT OF POLICY
OF THE
AUDIT COMMITTEE OF
CITIZENS & NORTHERN CORPORATION

PRE-APPROVAL OF ENGAGEMENTS FOR NON-AUDIT SERVICES

The Sarbanes-Oxley Act of 2002 (the “Act”) vests the Audit Committee of the Board of Directors of Citizens & Northern Corporation (the “Corporation”) with the responsibility to appoint and to oversee the work of the Independent Auditor of the Corporation.  Under the Act and under rules (the “SEC Rules”) that the Securities and Exchange Commission (“SEC”) has issued pursuant to the Act, that responsibility includes in particular the requirement that the Audit Committee review and pre-approve all audit and non-audit services performed by the Independent Auditor.  In exercising that responsibility with respect to proposed engagements for non-audit services, it is the policy of the Audit Committee to give paramount consideration to the question of whether the engagement of the Independent Auditor to perform those services is likely to create a risk that the Independent Auditor’s independence may be compromised.  To that end, the Audit Committee will endeavor to exercise its discretion in a manner that will avoid or minimize the risk of compromising the independence of the Independent Auditor.

In making this determination, the Committee is mindful of the guidance provided by the SEC:  “The Commission’s principles of independence with respect to services provided by auditors are largely predicated on three basic principles, violations of which would impair the auditor’s independence:  (1) an auditor cannot function in the role of management, (2) an auditor cannot audit his or her own work, and (3) an auditor cannot serve in an advocacy role for his or her client.”  Thus, in evaluating whether a proposed engagement presents a material risk of compromising the independence of the Independent Auditor, the factors that the Audit Committee will typically consider will include whether the service in question is likely to cause the Independent Auditor to function in a management role, to be put in the position of auditing its own work, or to serve in an advocacy role for the Corporation.  In addition, the Audit Committee believes that the risk of such compromise may increase in direct proportion to the volume of non-audit services performed by the Independent Auditor.  Accordingly, it is the policy of the Audit Committee that, in the absence of very strong countervailing considerations, the total amount of fees payable to the Independent Auditor on account of non-audit services with respect to any fiscal year should not exceed the total amount of audit fees plus audit-related fees (as both such terms are used in the SEC Rules) plus tax-compliance/return-preparation services payable to the Independent Auditor with respect to such year.  Solely for purposes of the preceding sentence, amounts payable with respect to audit-related services and tax- compliance/return-preparation services will not be considered fees payable on account of non-audit services.  This policy is adopted with the intent to maintain Committee flexibility in circumstances under which the proposed engagement is likely to provide the Corporation with benefits that substantially outweigh the risk to independence.

In order to assist the Audit Committee in applying this policy, any officer or other employee of the Corporation who proposes to engage the Independent Auditor to perform non-audit services will be expected to submit such a proposal in writing to the Audit Committee accompanied by the following supporting materials:

1.           A detailed description of each service proposed to be provided by the Independent Auditor.

2.           An estimate of the amount of fees that the Independent Auditor is likely to be paid for performance of the non-audit services in question.

The Committee may also request the following:

1.           A description of the extent, if any, to which the non-audit services in question are likely to cause the Independent Auditor to function in the role of management, to recommend actions by the Corporation that the Independent Auditor may be called upon to review in its role as the Corporation’s Independent Auditor, or to serve as an advocate for the Corporation.

2.           A description of the qualifications of the Independent Auditor that demonstrate its capability to perform each of the non-audit services in question.

3.           The name or names of service-providers who were considered as alternatives to the Independent Auditor to perform the services in question, and a description of the qualifications of each such alternative service-provider relating to its capability to perform the services in question.

4.           A detailed explanation of the benefits that the Corporation is expected to enjoy as a result of engaging the Independent Auditor, rather than an alternative service-provider, to perform the non-audit service in question.

Any officer of the Corporation may contract for non-audit services without following the Audit Committee pre-approval process outlined above subject to the following constraints;

1.	The total amount of the estimated fees for the non-audit services shall be less than $5,000;

2.
The action of such officer of the Corporation to engage the Independent Auditor to perform non-audit services and the payment of the related fees must be presented for ratification and approval at the next meeting of the Audit Committee;

3.
None of the non-audit services are those services whose performance by the Independent Auditor is prohibited by law, including but not limited to those services that are prohibited by 15 U.SD.C. §78j-1(g)), or by §210.2-01(4) of the SEC Rules (17 CFR Part 210.2-01(c)(4)), as amended;

4.	Upon the engagement of the Independent Auditor, such officer shall immediately provide notice to the Chairman of the Audit Committee of the engagement.

The Audit Committee will typically be inclined to approve requests to engage the Independent Auditor to provide those types of non-audit services that are closely related to the audit services performed by the Independent Auditor, such as audit-related services, tax-compliance/return-preparation services, and “due diligence” services relating to transactions that the Corporation may be considering from time to time.  Because such non-audit services bear a close relationship to the audit services provided by the Independent Auditor, the Audit Committee believes that they will not ordinarily present a material risk of compromising the Independent Auditor’s independence, subject to the Audit Committee’s policy concerning the total amount payable to the Independent Auditor for non-audit services with respect to any fiscal year.

Under no circumstances will the Audit Committee approve the engagement of the Independent Auditor for the performance of services that are prohibited by section 201(a) of the Act (15 U.S.C. §78j-1(g)), or by §210.2-01(4) of the SEC Rules (17 CFR Part 210.2-01(c)(4)).  Such prohibited services include the following:

1.           Bookkeeping or other services related to the accounting records or financial statements of the Corporation, unless the results of those services will not be subject to audit procedures during an audit of the Corporation’s financial statements;

2.           Services relating to the design or implementation of financial information systems, unless the results of such services will not be subject to audit procedures during an audit of the Corporation’s financial statements;

3.           Services relating to appraisals or valuations, fairness opinions, or contribution-in-kind reports, unless the results of such services will not be subject to audit procedures during an audit of the Corporation’s financial statements;

4.           Any actuarially-oriented services (other than assisting the Corporation in understanding the methods, models, assumptions, and inputs used in computing an amount), unless the results of those services will not be subject to audit procedures during an audit of the Corporation’s financial statements;

5.           Internal audit outsourcing services relating to the Corporation’s internal accounting controls, financial systems, or financial statements, unless the results of such services will not be subject to audit procedures during an audit of the Corporation’s financial statements;

6.           Any management functions, whether or not temporary, including any decision-making, supervisory, or ongoing monitoring function for the Corporation;

7.           Any services relating to human resources of the Corporation, including searching for, testing, investigating, negotiating, or providing recommendations or advice with respect to human resources or prospective human resources;

8.           Any services relating to acting as a broker-dealer, promoter, or underwriter for the Corporation, including providing advice, exercising discretionary authority, or assuming custodial responsibility with respect to investment decisions or assets of the Corporation;

9.           Any service that can be provided only by a person licensed, admitted, or otherwise qualified to practice law in the jurisdiction in which the service is to be rendered;

10.           Providing an expert opinion or other expert service for the Corporation, or for the Corporation’s legal representative, for the purpose of advocating the Corporation’s interests in litigation or in a regulatory or administrative proceeding or investigation, except for factual accounts or testimony explaining work that the Independent Auditor has performed, positions that the Independent Auditor has taken, or conclusions that the Independent Auditor has reached during the performance of any permitted service for the Corporation; and

11.           Any other service that the Public Corporation Accounting Oversight Board may from time to time determine by regulation to be impermissible.

Between meetings of the Audit Committee, the Chair of the Committee is authorized to review and, where consistent with this policy, to pre-approve non-audit services proposed to be performed by the Independent Auditor that are budgeted for fees of Five Thousand Dollars ($5,000) or less.  The Chair shall report any pre-approval decisions to the Audit Committee as soon as practicable and in any event at its next scheduled meeting.